UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]  Filed by a Party other than the Registrant [_]

Check the appropriate Box:

|X|  Preliminary Proxy Statement
|_|  Confidential for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12


                        PHARMACY BUYING ASSOCIATION, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

4) Proposed maximum aggregate value of transaction:

5) Total Fee Paid:

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        2) Form, Schedule or Registration Statement No.:

        3) Filing Party:

        4) Dated Filed:


THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        PHARMACY BUYING ASSOCIATION, INC.
                             d/b/a TRUECARE PHARMACY
                       1575 N. Universal Avenue, Suite 100
                           Kansas City, Missouri 64120

Dear Fellow Shareholder,

      You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of Pharmacy Buying Association, Inc. d/b/a TrueCare Pharmacy ("PBA") to be held on __________, 2004, at 7:00 p.m. Kansas City, Missouri time, at the offices of the Company located at 1575 N. Universal Avenue, Suite 100, Kansas City, Missouri 64120.

      The Special Meeting has been called for the purpose of:


      (1) considering and voting upon a recapitalization and reorganization of PBA (the "Reorganization"), consisting of the approval of an amendment to PBA's Articles of Incorporation (the "Articles of Incorporation") to (a) effect a conversion of our Common Stock, $1.00 par value (the "Common Stock"), into a newly-authorized class of non-voting Preferred Stock, $10 par value (the "Preferred Stock") at a ratio of five (5) shares of Common Stock for one (1) share of Preferred Stock (the "Conversion"), and a cash payment in lieu of the issuance of any fractional shares that would otherwise result from such conversion, and (b) authorize a new class of common stock, par value $.01 per share, designated "Membership Common," ownership of which will be incident to being a Member of PBA; and


      (2) the transaction of such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

      Enclosed are the following items relating to the Special Meeting:

      (1)   proxy statement;

      (2)   proxy card; and

      (3)   a pre-addressed return envelope for the proxy card.

      Shareholders who own five (5) or more shares of Common Stock prior to the Conversion (each, a "Pre-Conversion Share") will receive one (1) share of Preferred Stock for every five (5) Pre-Conversion Shares owned by them. Shares of our Common Stock that would otherwise be converted into less than one (1) share of Preferred Stock in the Conversion will instead be converted into the right to receive a cash payment of $710 per Pre-Conversion Share (the "Cash Payment"). Shareholders who own less than five (5) Pre-Conversion Shares will receive a Cash Payment in lieu of receiving a fractional share of Preferred Stock and will receive no Preferred Stock or Common Stock. Commonly referred to as a "going private" transaction, one of the purposes of the Conversion is to reduce the number of our common shareholders after the Conversion to less than three hundred (300) shareholders in order to permit us to terminate the registration of our Common Stock under the Securities and Exchange Act of 1934 (the "Exchange Act") and therefore our obligations to file annual and periodic reports and make other


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

filings with the Securities and Exchange Commission. Another purpose of the Reorganization is to transfer control of PBA from our shareholders, which currently includes employees and non-members, to our Members in order for PBA to more effectively fulfill its mission of helping independent pharmacies to compete with larger chain pharmacies.


      In order for the Reorganization to be implemented, the amendment to our Articles of Incorporation must be approved by the affirmative vote of a majority of our shareholders, including shareholders who are also members of the board of directors and Members of the Company. Our Board of Directors supports the Reorganization and recommends that our shareholders vote "FOR" approval of the proposal and the related transactions. All members of our Board of Directors who are also shareholders intend to vote "FOR" the approval of the proposal and the related transactions.


      The Board of Directors has established __________, 2004 as the record date for determining those of our shareholders who are entitled to notice of the Special Meeting and to vote on the proposal described above. Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it to us by facsimile or in the envelope provided as soon as possible to be sure that your shares are represented at the special meeting.

      This proxy statement and the accompanying documents provide you with detailed information about the Reorganization. Please read these documents carefully and in their entirety. You may also obtain information about us from publicly available documents that we have filed with the Securities and Exchange Commission.

We appreciate your support.

                                  By order of the Board of Directors


                                        /s/ Nick R. Smock
                                        -----------------
                                        Nick R. Smock
                                        President/CEO

__________, 2004
Kansas City, Missouri


                             YOUR VOTE IS IMPORTANT.
                 PLEASE RETURN YOUR PROXY CARD VIA FAX PROMPTLY.

TO ENSURE A QUORUM, PLEASE COMPLETE AND RETURN THE PROXY IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND THE SPECIAL MEETING IN PERSON, YOUR PROXY WILL BE RETURNED TO YOU UPON REQUEST MADE TO THE SECRETARY OF THE SPECIAL MEETING.


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

AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. WE WILL SEND DETAILED INSTRUCTIONS TO SHAREHOLDERS FOR SURRENDERING THEIR STOCK CERTIFICATES AS SOON AS PRACTICABLE AFTER THE AMENDMENT TO THE ARTICLES OF INCORPORATION BECOMES EFFECTIVE.

THE PROPOSALS INCLUDED IN THE ATTACHED PROXY STATEMENT ARE IMPORTANT. IF YOU ARE IN ANY DOUBT AS TO WHAT ACTION TO TAKE YOU SHOULD CONSULT APPROPRIATE INDEPENDENT ADVISORS.


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

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON __________, 2004

To the Shareholders of Pharmacy Buying Association, Inc.:

      A special meeting of shareholders ("Special Meeting") of Pharmacy Buying Association, Inc. d/b/a TrueCare Pharmacy, a Missouri corporation ("Company"), will be held at the at the offices of the Company located at 1575 N. Universal Avenue, Suite 100, Kansas City, Missouri 64120, on __________, 2004 at 7:00 p.m., Kansas City, Missouri time, for the following purposes:

      1. To approve the following amendments to our Articles of Incorporation (the "Articles of Incorporation") to effect a recapitalization and reorganization of the Company for the primary purposes of reducing the number of our shareholders to fewer than 300 and enabling PBA to go private and transferring control of PBA from the Shareholders to the Members (the "Reorganization"). The Reorganization consists of:

            A. an amendment of our Articles of Incorporation to effect a conversion of each five (5) shares of Common Stock of the Company into one (1) share of a newly-authorized class of non-voting Preferred Stock,

            B. shares of Common Stock that would be converted into less than one (1) share of Preferred Stock in the Conversion will instead be converted into the right to receive a cash payment,

            C. an amendment to our Articles of Incorporation to authorize a new class of common stock, designated "Membership Common," ownership of which will be incident to being a Member of the Company; and

      2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.


      In order for the Reorganization to be implemented, the amendment to our Articles of Incorporation must be approved by the affirmative vote of a majority of our shareholders, including shareholders who are also members of the board of directors and Members of the Company. The transactions set forth herein are not structured so that approval of at least a majority of unaffiliated shareholders is required. "Unaffiliated shareholders" are shareholders who are not officers or directors of the Company.

      Our Board of Directors recommends a vote "FOR" the amendments to our Articles of Incorporation to effect the Reorganization. All members of our Board of Directors who are also shareholders intend to vote "FOR" the approval of the proposed and related transactions.

      Our Board of Directors has fixed the close of business on __________, 2004 as the record date for determining shareholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to vote at the Special Meeting.

      You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date, and return the accompanying proxy as soon as possible.

                             By Authorization of the Board of Directors

                                     /s/ Donald E. Raby II
                                     ---------------------
                                     Donald E. Raby II, CPA
                                     Secretary of the Corporation


__________, 2004
Kansas City, Missouri



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

                        PHARMACY BUYING ASSOCIATION, INC.
                             d/b/a TRUECARE PHARMACY
                       1575 N. Universal Avenue, Suite 100
                              Kansas City, Missouri

                                 PROXY STATEMENT

                                TABLE OF CONTENTS


INTRODUCTION...................................................................9

SUMMARY TERM SHEET............................................................11

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING...............................19

ITEM 1.  PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO
EFFECT THE REORGANIZATION.....................................................22

BACKGROUND, PURPOSE, STRUCTURE AND EFFECT OF THE
REORGANIZATION................................................................22
         Background...........................................................22
         Purposes of and Reasons for the Reorganization.......................25
         Structure of the Reorganization......................................26
         Reservation of Rights................................................30
         Effects of the Reorganization on the Company.........................30
         Effects of the Reorganization on Affiliates of the Company...........32
         Effects of the Reorganization on the Shareholders....................32

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE REORGANIZATION......34

SPECIAL FACTORS...............................................................37
         Alternatives Considered..............................................37
         Material Federal Income Tax Consequences of the Reorganization.......38
         Changes in Management Team ..........................................41
         Conduct of the Business after the Reorganization.....................41
         Source of Funds and Expenses.........................................42
         Dissenters' and Appraisal Rights.....................................42

OPINION OF FINANCIAL ADVISOR..................................................42

ADDITIONAL INFORMATION REGARDING THE REORGANIZATION...........................46
         Schedule 13E-3.......................................................46
         Certain Relationships and Related Transactions.......................47
         Security Ownership of Certain Beneficial Owners and Management.......47
         Market for Common Stock..............................................48
         Dividend Policy......................................................49



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


SELECTED HISTORICAL FINANCIAL DATA............................................49
         Financial Statements.................................................49
         Book Value Per Share.................................................49

ITEM 2.  OTHER BUSINESS.......................................................49

WHERE YOU CAN FIND MORE INFORMATION...........................................50

SHAREHOLDER PROPOSALS.........................................................50


Appendix A  --  Form of Amendment to our Articles of Incorporation

Appendix B  --  Opinion of Independent Financial Advisor



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


THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  INTRODUCTION


This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the "Board") of Pharmacy Buying Association, Inc. d/b/a TrueCare Pharmacy, a Missouri corporation ("PBA" or the "Company") to be used at a special meeting of shareholders to be held at the Company's offices, located at 1575 N. Universal Avenue, Suite 100, on __________, 2004 at 7 p.m., local time (the "Special Meeting"), and at any adjournment or postponement of the Special Meeting. At the Special Meeting, shareholders will be asked to consider and vote upon a proposal to amend the Company's Articles of Incorporation, as amended ("Articles of Incorporation") to effect a recapitalization and reorganization of the Company (the "Reorganization") involving (i) the conversion of our common stock, $1.00 par value (the "Common Stock"), into a newly-authorized class of non-voting preferred stock, $10 par value (the "Preferred Stock") at a ratio of five (5) shares of Common Stock for one (1) share of Preferred Stock (the "Conversion"), and to provide for a cash payment in lieu of the issuance of any fractional shares of Preferred Stock that would otherwise result from the Conversion, and (ii) the authorization of a new class of common stock, par value $.01 per share, designated "Membership Common," ownership of which will be incident to being a Member of the Company. The shares of Common Stock represented by the cash payment in lieu of the issuance of any fractional share of Preferred stock shall be cancelled.


If the Reorganization is approved as described below, shares of our Common Stock held prior to the Conversion (each, a "Pre-Conversion Share") that would otherwise be converted into less than one (1) share of Preferred Stock in the Conversion, will instead be converted into the right to receive a cash payment of $710 per Pre-Conversion Share (the "Cash Payment"). Holders of less than five
(5) Pre-Conversion Shares will only receive a Cash Payment for such shares, will no longer hold any shares of Common Stock and will not receive any Preferred Stock as a result of the Conversion. Shareholders holding five (5) or more Pre-Conversion Shares will receive Preferred Stock and become preferred shareholders of the Company. We intend to terminate our registration and further reporting under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), immediately following the Conversion.

Only shareholders of record as of the close of business on __________, 2004, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting. The accompanying notice of Special Meeting and this proxy statement, together with the enclosed proxy card, are dated as of __________, 2004 and are being mailed to shareholders of record on or about __________, 2004. The Common Stock of PBA is not publicly traded.

The primary purposes behind the Reorganization are to (i) align the economic interests of the shareholders and members of PBA which will allow the Board and management of PBA to fulfill their fiduciary duties to the shareholders and members, (ii) eliminate the costs associated with


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

filing documents under the Exchange Act with the U.S. Securities and Exchange Commission ("SEC"), (iii) transfer control of the Company from the current shareholders to the Members of the Company, (iv) reduce the costs of administering shareholder accounts and responding to shareholder requests, (v) provide liquidity to shareholders holding less than five (5) Pre-Conversion Shares of Common Stock, (vi) provide liquidity to shareholders who own more than five (5) Pre-Conversion Shares of Common Stock with regard to any fractional shares that would otherwise result from the Conversion, and (vii) provide greater flexibility in the management of the Company.


The Board has considered the Reorganization and the related transactions. In connection with its evaluation, the Board retained Stern Brothers Valuation Advisors to render an opinion as to (i) the fairness, from a financial point of view, to PBA's shareholders of the consideration to be received by them in connection with the transaction, and (ii) the equality in value of five (5) shares of Pre-Conversion Common Stock and one (1) share of Preferred Stock. Stern Brothers Valuation Advisors rendered its final opinion to Board at a meeting held on January 21, 2004. The essence of that opinion is that as of that date and based upon the assumptions made, matters considered and limitations on the review described in the opinion, the consideration to be received by the shareholders of PBA to be totally cashed out in connection with the transaction and the other shareholders who receive cash in lieu of fractional shares is fair from a financial point of view, and that the value of five (5) shares of Pre-Conversion Common Stock is equal to one (1) share of Preferred Stock. Stern Brothers Valuation Advisors delivered a written opinion as of the date of this proxy statement that confirms its earlier opinions. You should carefully read the written opinion of Stern Brothers Valuation Advisors that is attached as Annex B to this proxy statement. The Board unanimously approved the proposal to effect the Reorganization and the related transactions (with abstentions from Mr. Burns and Mr. Erickson, who respectively own 2.14% and 4.58% of the issued and outstanding shares of stock of the Company, and who abstained from the voting based solely on their relatively significant ownership of the outstanding Common Stock of the Company). Mr. Burns and Mr. Erickson abstained from the voting based solely on their relatively significant ownership of the outstanding Common Stock of the Company. All members of our Board of Directors who are also shareholders, including Mr. Burns and Mr. Erickson, intend to vote "FOR" the approval of the proposed and related transactions.


Approval of the Reorganization and the related transactions will only take place if approved by a majority of the shareholders. We encourage you to read this proxy statement carefully as it sets forth details of the Reorganization and other important information related to it.

We will bear the cost of this proxy solicitation. We do not expect to pay any compensation for the solicitation of proxies, but we may use officers and regular employees to solicit proxies from shareholders by all means without extra compensation.


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                               SUMMARY TERM SHEET


Our Company's name and address of our principal executive office is Pharmacy Buying Association, Inc. d/b/a TrueCare Pharmacy, 1575 N. Universal Avenue, Suite 100, Kansas City, Missouri 64102. Our phone number at such address is 816-245-5700. The following is a summary of the material terms of the proposed amendment to our Articles of Incorporation to effect the Reorganization and related transactions. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in, or accompanying, this proxy statement, including the financial information and appendices. We urge you to review the entire proxy statement and accompanying materials carefully.


Reorganization.


We are asking our shareholders to approve an amendment to our Articles of Incorporation to effect the Reorganization, consisting of (i) the Conversion, following which holders of less than five (5) Pre-Conversion Shares, and the other shareholders who would otherwise receive a fractional share of Preferred Stock, will be paid $710 per Pre-Conversion Share, and (ii) the authorization of a new class of common stock, par value $.01 per share, designated "Membership Common," ownership of which will be incident to being a Member of the Company. The Conversion ratio you are being asked to approve is five (5) shares of Common Stock for one (1) share of Preferred Stock. Members of the Company will be entitled and required to purchase one share (and one share only) of Membership Common in order to purchase goods and services offered by or through the Company. Shares of our Common Stock that would otherwise be converted into less than one (1) share of Preferred Stock in the Conversion will instead be converted into the right to receive a Cash Payment. The shares of Common Stock acquired by the cash payment in lieu of the issuance of any fractional share of Preferred stock will be cancelled. Shareholders who are not Members shall have no right to purchase a share of Membership Common.

The $710 price per Pre-Conversion share was determined by the Board and represents the book value of each share of Common Stock as of September 30, 2003. Due primarily to By-laws restrictions discussed in further detail herein and the dividend policy of the Company (the majority of the Company's profits are paid to its Members in the form of patronage rebates and no dividend has ever been declared or paid), the Board has always established the price for the shares of Common Stock, when it acquired such shares in accordance with the Company's By-laws, at book value. The fairness of book value as a basis for determining the cash consideration to be paid in this transaction for the fractional shares of Common Stock was discussed with Stern Brothers Valuation Advisors, our financial advisor, who was asked to render an opinion as to the fairness of the consideration in this transaction. Stern Brothers Valuation Advisors considered various factors values in determining whether the book value of the Common Stock was fair consideration for the shares, such as the prospects for the Company, lack of marketability of the Common Stock, the By-laws restrictions, inability to pledge the shares of Company stock, voting rights limitations, dividend policy, comparable public company analysis and other financial analysis, such as discounted future cash flows, capitalized returns and underlying assets. For the reasons set forth in its written opinion which is attached as Appendix B hereto, Stern Brothers Valuation Advisors determined that the cash consideration equal to book value to be paid for the



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fractional shares of Common Stock is fair to the shareholders. Furthermore, except for the purchase of shares of Common Stock by the Company from its shareholders, neither the Company nor, to the knowledge of management, its shareholders, have received any firm offers for (i) the merger or consolidation of the Company with or into another company, or vice versa; (ii) the sale or other transfer of all or any substantial part of the assets of the Company; or
(iii) a purchase of the Company's securities that would enable the holder to exercise control of the Company. See "RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE TRANSACTION" beginning on page 34 and "OPINION OF FINANCIAL ADVISOR" beginning on page 42.


If the Reorganization is approved and completed, shareholders with less than five (5) Pre-Conversion Shares will have no further interest in the Company as an owner of either shares of Common Stock or Preferred Stock and will become only entitled to a Cash Payment for their Pre-Conversion Shares and to acquire a share of Membership Common if they are a Member of the Company. Shareholders with five (5) or greater Pre-Conversion Shares will receive one (1) share of Preferred Stock, which is described in further detail below, for every five (5) Pre-Conversion Shares owned by them plus a Cash Payment in lieu of any fractional shares that would otherwise result from the Conversion at the rate of $710 per Pre-Conversion Share. See "BACKGROUND, PURPOSE, STRUCTURE AND EFFECT OF THE REORGANIZATION - Structure of the Reorganization" beginning on page 26.

In addition, if the Reorganization is completed, we intend to make an application to terminate the registration of our Common Stock under the Exchange Act. See "BACKGROUND, PURPOSE, STRUCTURE AND EFFECT OF THE REORGANIZATION - Structure of the Reorganization" beginning on page 26.

We expect to pay approximately $1,050,000 in the aggregate to the holders of our Common Stock that will be totally cashed out in the Reorganization and to the other common shareholders who own in excess of five (5) Pre-Conversion Shares and who will receive cash in lieu of any fractional shares. No single shareholder is expected to receive greater than $2,840 as a result of the payout for their Pre-Conversion Shares.

Purpose and Reasons for the Reorganization.

Our purposes and reasons for the Reorganization include:

                  o There is an inherent conflict between the shareholders and the Members in that the payment of greater patronage rebates to the Members reduces the value of the Common Stock, and the payment of lower patronage rebates, while increasing the value of the Common Stock for our shareholders, increases the operating costs of the Members making it more difficult for them to compete in the marketplace. This conflict is frustrating the Company from optimally fulfilling its long-standing mission of helping independent pharmacies compete with larger chain pharmacies.


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                  o     The cost savings attributable to not having to comply
                        with the Exchange Act disclosure and reporting requirements, particularly in light of our resources and the relatively small benefit we believe PBA and our shareholders and members have received as a result of our Exchange Act registration.

                  o The cost savings from the elimination of administration expenses relating to servicing a large number of shareholders.

                  o Additional savings in terms of management's and employees' time that will no longer be spent preparing and reviewing the periodic reports required of public reporting companies and managing shareholder relations and communications.



For a full discussion of the purpose and reasons for the Reorganization, see "BACKGROUND, PURPOSE, STRUCTURE AND EFFECT OF THE REORGANIZATION - Purposes of and Reasons for the Reorganization" beginning on page 25.


Alternatives Considered.

We considered a number of alternative transactions to the Reorganization, including other methods of "going private," other methods of aligning the interests of the shareholders and members, and maintaining the status quo.


For a complete discussion of the alternatives considered, see "SPECIAL FACTORS - Alternatives Considered" beginning on page 37.


Effect of the Reorganization.

As a result of the Reorganization:


                  o Our number of record shareholders, as of January 30, 2004, will be reduced from approximately 536 to approximately 149, and the number of issued and outstanding shares of our outstanding capital stock will decrease from approximately 7,338 shares of Common Stock into 1,176 shares of Preferred Stock, with 1,458 shares of Common Stock being converted into the right to receive a Cash Payment of $710 per share in lieu of the issuance of a fractional share of Preferred Stock. The shares of Common Stock acquired by the cash payment in lieu of the issuance of any fractional share of Preferred stock will be cancelled.


                  o We will be entitled to apply to terminate the registration of our Common Stock under the Exchange Act, which, if approved by the SEC, will mean that we will no longer be required to file reports with the SEC or be classified as a public company;


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

                  o Voting control of the Company will be vested in ALL of the Members, each of whom will be required to purchase and hold one share of our Membership Common in order to participate in the Company's programs and purchase goods and services from, or through, the Company.

                  o The book value per share of our capital stock will be changed from approximately $710 per share of Common Stock to a pro forma basis of approximately $3,550 per share of Preferred Stock.


                  o As a result of the proposed transactions, we anticipate that 1,176 shares of Preferred Stock will be issued at a par value of $10 per share which would increase the stated capital account by $11,760. All 11,380 shares of common stock, par value $1 per share, will be cancelled which would decrease the capital account by $11,380. Additionally, we anticipate that we will issue approximately 1,000 shares of Membership Common, par value $0.01 per share, which would increase the stated capital account by $10. As a result, we anticipate that our stated capital account will increase by $390 from $11,380 to $11,770 as a result of the issuance of the shares of Preferred Stock and Membership Common and the cancellation of the existing shares of Common Stock.

                        Additional paid in capital would increase by $3,193,785 from $1,468,255 to $4,662,040 as a result of adding to the capital account, the Preferential Value of the Preferred Shares of $3,550 per share (less par value of $10 per Share) which is $4,163,040, and the approximate sales price of $500 per share of the 1,000 shares of Membership Common being sold to the Members (less the par value of $0.01 per shares) which is $499,990 and subtracting from the paid in capital account the sum of $1,468,255 which is the amount of paid in capital from the original issuance of the common shares.

                        We anticipate that we will retire approximately 4,042 shares held as treasury stock (at $1 par value) representing $2,348,511 at cost.

                        The payment of approximately $1,050,000 to the shareholders for their shares being cashed out will reduce the amount in retained earnings by $1,050,000.

                        As a result of these transactions, the retained earnings account will decrease from approximately $6,080,906 to a deficit balance of ($512,770) as of September 30, 2003. The total shareholders equity will decrease from approximately $5,212,030 to approximately $4,162,030.



See "BACKGROUND, PURPOSE, STRUCTURE AND EFFECT OF THE REORGANIZATION - Effects of the Reorganization on the Company" beginning on page 30 for a more detailed description of these effects.

Fairness of the Reorganization.


We believe that the Reorganization is fair to, and in the best interests of, our shareholders, including both the shareholders whose shares are acquired as a group, and the shareholders whose shares will be converted to Preferred Stock. Our Board has unanimously approved the Reorganization and the transactions contemplated hereby with abstentions from Mr. Burns and Mr. Erickson, who respectively own 2.14% and 4.58% of the issued and outstanding shares of Common Stock of the Company. Mr. Burns and Mr. Erickson abstained from the voting based solely on their relatively significant ownership of the outstanding Common Stock of the Company. No director is an employee of the Company. All directors are Members of the Company. Our opinion is based on several substantive and procedural factors. These factors include:

                  o The recommendation of our Board that the Reorganization is in the best interests of our shareholders and that both the cash price of $710 per Pre-Conversion Share to be paid in lieu of fractional shares of Preferred Stock in the Reorganization and the value and terms and conditions of the Preferred Stock into which the remaining shares of Common Stock of the Company will be converted in the Reorganization, are fair to our shareholders, including unaffiliated shareholders. "Unaffiliated shareholders" are those who are not also officers or directors of the Company.


                  o The terms of the Reorganization, including both the amount of the Cash Payment to our shareholders ($710 per Pre-Conversion Share) who would otherwise receive fractional shares of Preferred Stock, and the conversion of the shares of Common Stock of shareholders who own five (5) or more shares of stock into shares of Preferred Stock. The Cash Payment to be paid to the shareholders who will receive cash in lieu of fractional shares of Preferred Stock is the book value of each share of Common Stock as of September 30, 2003.

                  o There is no trading market for our Common Stock, and no such market is expected to develop. We do not intend to apply, and we are not obligated to apply, for listing of our Common Stock on any securities exchange or automated quotation system. The price of our Common Stock for transactions permitted under the Bylaws is set by our Board and is based on our book value per share as of the end of the preceding fiscal quarter, or as of a more recent date if the board deems advisable. Pursuant to the Bylaws, the book value of each share is the purchase price of each share upon the occurrence of certain events and has been the historic value of the shares.

                  o The Common Stock is illiquid and our shareholders are unable to readily obtain cash for their shares due to the lack of a public trading market and the restrictions contained in our Bylaws.

                  o We are a Member-based organization. Our operations are similar to a cooperative in that our customers are our Members and we pay rebates to our Members based on each Member's purchases and compliance with our programs. As a result, most of our profits are paid to our Members.

                  o Our belief that the Reorganization is the superior transaction to PBA and our shareholders as compared to the alternatives considered.

                  o Anticipated reductions in the expenses of compliance with the reporting requirements of the Exchange Act.

                  o The fact that we have not realized many of the benefits typically associated with being a public reporting company, such as access to capital markets and enhanced shareholder value, due to the lack of a trading market for our Common Stock.

                  o The opinions and underlying analysis of Stern Brothers Valuation Advisors that the cash price of $710 per Pre-Conversion Share is fair, from a financial point of view, to our shareholders who would otherwise receive a fractional share of Preferred Stock, and that the value of five (5) Pre-Conversion Shares is equal to the value of one (1) share of Preferred Stock.


For a complete description of the fairness of the Reorganization and factors considered by our Board in recommending the Reorganization to our shareholders, see "RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE REORGANIZATION" beginning on page 34.


Opinion  of  Independent  Financial  Advisor.


The Board retained Stern Brothers Valuation Advisors to render its opinion with respect to the fairness, from a financial point of view, to PBA's shareholders holding fewer than five (5) Pre-Conversion Shares, and the other shareholders who would otherwise receive fractional shares of Preferred Stock as a result of the Conversion, and with respect to the relative values of the Common Stock and the Preferred Stock. On January 21, 2004, Stern Brothers Valuation Advisors delivered its opinion to the Board that the cash consideration of $710 per Pre-Conversion Share was fair from a financial point of view to the shareholders who will receive cash in lieu of fractional shares and that the value of one (1) share of Preferred Stock is equal to the value of five (5) Pre-Conversion Shares. A copy of its opinion is attached as Appendix B. See "OPINION OF FINANCIAL ADVISOR" beginning on page 42 for more information relating to the opinion and related financial analyses.


Material Federal Income Tax Consequences of the Reorganization.

                  o Shareholders Who Receive Cash in Lieu of Fractional Shares. The Reorganization is expected to result in a taxable transaction for United States federal income tax purposes to the Shareholders who receive cash in lieu of fractional shares of Preferred Stock. Shareholders who receive cash and whose Pre-Conversion Shares are a capital asset can be expected to recognize capital gain or loss, and such persons who have held their Pre-Conversion Shares for more than one year are expected to recognize long term capital gain or loss. Under the Jobs and Growth Tax Relief Act of 2003 (the "2003 Tax Act"), net long term capital gains of individuals are generally taxed at a maximum of 15%. Net capital losses may generally only be offset against net capital gain, and not other income.

                  o Shareholders Who Receive Preferred Stock in the Reorganization. The Reorganization is expected to be a non-taxable transaction for United States federal income tax purposes to shareholders who receive Preferred Stock in exchange for their Common Stock under Section 368(a)(1)(E) of the Internal Revenue Code.

Your tax consequences are dependent on your unique tax situation. Accordingly, we urge you to consult your own tax advisor to determine the effect of the Reorganization under applicable federal, state, local and foreign tax laws.


For a complete description of the material federal income tax consequences from the Reorganization, see "SPECIAL FACTORS - Material Federal Income Tax Consequences of the Reorganization" beginning on page 38.



Effectiveness of the Reorganization.


The Reorganization will not be effected unless and until a majority of our shareholders approve the amendment to the Articles of Incorporation necessary to effect the Reorganization, including shareholders who are also members of the board of directors and Members of the Company. The transactions set forth herein are not structured so that approval of at least a majority of unaffiliated shareholders is required. Assuming approval of the shareholders is obtained at the Special Meeting, we will file the amendment to our Articles of Incorporation with the Secretary of State of the State of Missouri as soon as possible after the Special Meeting and thereby effect the Reorganization on the day of the filing of the amendment. See "BACKGROUND, PURPOSE, STRUCTURE AND EFFECT OF THE REORGANIZATION - Structure of the Reorganization" beginning on page 26.


No Changes in Management Team and Post-Reorganization Plans.

Our executive officers and directors will remain the same immediately following the Reorganization.


See "SPECIAL FACTORS - Conduct of the Business after the Reorganization" beginning on page 41.


Financing for the Reorganization.

We estimate that approximately $1,050,000 will be required to make the aggregate Cash Payments to our shareholders in lieu of issuing fractional shares of Preferred Stock in the

Conversion. We intend to pay for such shares with available cash. See "SPECIAL FACTORS - Source of Funds and Expenses" beginning on page 42.


No Dissenters' or Appraisal Rights.


Under the General and Business Corporation Law of Missouri and our Articles of Incorporation and Bylaws, our shareholders are not entitled to dissenters' or appraisal rights because the amendment to our Articles of Incorporation to effect the Reorganization is not a corporate action for which shareholders are entitled to dissenters' or appraisal rights. See "SPECIAL FACTORS - Dissenters' or Appraisal Rights" beginning on page 42.



If you have more questions about the Reorganization or related transactions or would like additional copies of this proxy statement, please contact Donald E. Raby II, the Secretary of the Company, at (816) 245-5700.

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING


Q:    Why did you send me this proxy statement?

A: We sent you this proxy statement and the enclosed proxy card because our Board is soliciting your vote for use at our Special Meeting of shareholders. This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote. Instead, you may simply complete, sign and return the enclosed proxy card. We first sent this proxy statement, notice of Special Meeting and the enclosed proxy card on or about ____________, 2004 to all shareholders entitled to vote. Holders of our Common Stock as of the record date of ____________, 2004 are entitled to vote at the Special Meeting. On that date, there were 7,338 shares of our Common Stock outstanding and held by 536 shareholders. Pursuant to the Articles of Incorporation, each shareholder is entitled to one vote regardless of the number of shares owned by the shareholder.

Q:    What is the time and place of the Special Meeting?

A: The Special Meeting will be held at the offices of the Company located at 1575 N. Universal Avenue, Suite 100, Kansas City, Missouri 64120, on ____________, 2004 at 7:00 p.m., Kansas City, Missouri time.

Q:    Who may be present at the Special Meeting and who may vote?

A: All holders of our Common Stock may attend the Special Meeting in person. However, only holders of our Common Stock of record as of ____________, 2004 may cast their vote in person or by proxy at the Special Meeting.

Q:    What constitutes a quorum for the Special Meeting?

A: The presence in person or by proxy of a majority of the shareholders will constitute a quorum for the Special Meeting.

Q:    What is the vote required to approve the Reorganization?


A: The affirmative vote of a majority of our shareholders entitled to a vote at the Special Meeting is required to approve the Reorganization, including shareholders who are also members of the board of directors and Members of the Company. The transactions set forth herein are not structured so that approval of at least a majority of unaffiliated shareholders is required. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect as if you voted against the Reorganization. In a majority vote, express abstentions are considered a vote cast and have the effect of a vote against a particular matter. Directors and executive officers of PBA holding shares of Common Stock have indicated that they intend to vote "FOR" such proposal.

Q:    What is the recommendation of our Board regarding the proposal?


A: Our Board has determined that the amendment to our Articles of Incorporation to effectuate the Reorganization is fair to our shareholders and that the Reorganization is advisable and in the best interests of PBA and our shareholders and Members. Our Board has therefore unanimously (with abstentions from Mr. Burns and Mr. Erickson, who respectively own 2.14% and 4.58% of the issued and outstanding shares of Common Stock of the Company and who abstained from the voting based solely on their relatively significant ownership of the outstanding Common Stock of the Company.) approved the proposed amendment to our Articles of Incorporation that will effect the Reorganization and recommends that you vote "FOR" approval of the proposed amendment. All members of our Board of Directors who are also shareholders intend to vote "FOR" the approval of the proposal and the related transactions.


Q:    What do I need to do now?

A: Please sign, date, and complete your proxy card and promptly return it to us by facsimile or in the enclosed, self-addressed, prepaid envelope so that you can be represented at the Special Meeting.

Q:    May I change my vote after I have mailed my signed proxy card?

A: Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the Special Meeting or attend the Special Meeting and vote in person. You may not change your vote by facsimile or telephone.

Q: What if I don't return a proxy card or vote my shares in person at the Special Meeting?

A: If you don't return your proxy card or vote in person at the Special Meeting, your vote will be treated as a non-vote and will have the same effect as a vote against approval of the amendment to our Articles of Incorporation to effectuate the Reorganization.

Q:    Should I send in my stock certificates now?

A: No. As soon as practicable after the Reorganization is completed, we will send instructions to all holders of our Common Stock for use in surrendering your stock certificates in connection with the Reorganization.

Q: What if I have questions about the amendment to our Articles of Incorporation, the Reorganization or the voting process?

A: Please direct any questions about the amendment to our Articles of Incorporation, the Reorganization or the voting process to the following person at the address and telephone number indicated:

                           Mr. Donald E. Raby II, CPA
                          Secretary of the Corporation
                        Pharmacy Buying Association, Inc.
                       1575 N. Universal Avenue, Suite 100
                           Kansas City, Missouri 64120
                                 (816) 245-5700

Q:    Is PBA using a solicitation agent in connection with the Special Meeting?

A: No. However, our employees may solicit proxies by telephone or other means but will not receive any additional compensation for such services.


Q: Did any director or group of directors who are not employees of the Company retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders?

A: No. No director or group of directors who are not employees of the Company have retained any unaffiliated representative to act solely on behalf of the unaffiliated shareholders for purposes of negotiating the terms of the proposed transactions or preparing a report concerning the fairness of the proposed transactions. No director is an employee of the Company.

ITEM 1. PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO EFFECT THE REORGANIZATION

The Board has authorized, and recommends your approval of, a single proposal for the recapitalization and reorganization transaction (the "Reorganization") comprised of:

      o A common to preferred conversion pursuant to which each five (5) shares of Common Stock, $1.00 par value, registered in the name of a shareholder at the effective time of the Reorganization will be converted into one (1) share of a newly authorized class of non-voting Preferred Stock, $10 par value;

      o Shares of our Common Stock that would be converted into less than one (1) share of Preferred Stock in the Conversion will instead be converted into the right to receive a Cash Payment as described herein;

      o A Cash Payment of $710 per share for each Pre-Conversion Share only to shareholders holding fewer than five (5) Pre-Conversion Shares of Common Stock and the other shareholders who would otherwise receive a fractional share of Preferred Stock; and

      o Authorization of a new class of common stock, par value $.01 per share, designated "Membership Common," ownership of which will be incident to being a Member of the Company.

Each five (5) shares of our Common Stock, $1.00 par value, registered in the name of a shareholder at the effective time of the Reorganization will be converted into one (1) share of a newly authorized class of non-voting Preferred Stock, $10 par value. As permitted under Missouri law, shares of our Common Stock that would be converted into less than one (1) share of Preferred Stock in the Conversion will instead be converted into the right to receive a Cash Payment equal to $710 per Pre-Conversion Share.

The Board reserves the right to abandon the Reorganization even if approved by the shareholders (See "BACKGROUND, PURPOSE, STRUCTURE AND EFFECT OF THE REORGANIZATION - Reservation of Rights" beginning on page 30). We expect that, if our shareholders approve the Reorganization, the Reorganization and payment of the Cash Payment to the shareholders entitled thereto would be completed within 30 days of the date of the Special Meeting, absent an exercise of the reservation of right by the Board to not effect the Reorganization.

BACKGROUND, PURPOSE, STRUCTURE AND EFFECT OF THE REORGANIZATION

Background

In July, 2002, a Form 10 for PBA became effective whereby the Common Stock of the Company was registered with the SEC and PBA became a reporting company under the Exchange Act. The reason PBA was required to file the Form 10 to register its Common Stock was because it had in excess of 500 shareholders and assets in excess of $10,000,000 as of December 31, 2001.

Our authorized capital stock currently consists of 30,000 shares of Common Stock, $1.00 par value per share, and no shares of preferred stock. As of January 30, 2004, 7,338 shares of Common Stock were outstanding and held of record by 536 shareholders. There is no market for our Common Stock. Pursuant to our Bylaws, holders of our Common Stock may only transfer their shares to PBA, a pharmacy member, licensed pharmacists who own or are employed by a pharmacy member or employees of PBA. Shares may not be pledged to a third party as security for a loan. PBA has a right of first refusal to purchase any shares proposed to be transferred by any shareholder.

Pursuant to our Bylaws, PBA is required to repurchase any Common Stock owned by a shareholder who terminates his or her membership due to death, incompetency or bankruptcy. The repurchase price is based on the last price set by the Board which is based on the book value of the shares.

PBA has the right to call and repurchase any Common Stock owned by a shareholder that no longer satisfies the ownership requirements listed in the Bylaws, as determined in the sole discretion of the Board. PBA also has a lien against shares for any individual debts owed by shareholders to PBA. The repurchase price is based on the last price set by the Board.

The price for PBA shares as determined by the Board has historically been the book value of the shares.

At an April 11, 2003 meeting of our Board of Directors, Mr. Smock, our Chief Executive Officer, reported on and presented a summary of management's evaluation of the various alternative transactions considered by PBA during the prior months and management's recommendation to the Board of reorganizing PBA by converting the existing Common Stock into Preferred Stock, taking PBA private by cashing-out our shareholders who own less than five (5) shares of Common Stock, purchasing fractional shares from the other shareholders and issuing a new class of common stock, designated "Membership Common" to the Members. Mr. Smock noted that there was a conflict of interest between the shareholders and the Members that has the effect of frustrating, to some extent, PBA from accomplishing its long-standing goal of helping the Members compete with larger chain pharmacies. That conflict of interest is most prevalent in decisions regarding the amount of patronage rebates to be paid to the Members for their purchases of goods and services from or through PBA. A decision to increase patronage rebates has the effect of decreasing the value of the Common Stock, and a decision to decrease patronage rebates, while increasing the value of the Common Stock, also increases the operating costs of the Members thereby making it more difficult for them to compete with larger chain pharmacies. While similar conflicts of interests are prevalent between shareholders and customers of other companies, it is inconsistent with the cooperative nature of PBA and the its longstanding mission. Additionally, Mr. Smock indicated that the Company and its shareholders were deriving no material benefit from being subject to the Exchange Act reporting requirements and that the costs and burdens on management of complying with those requirements were not justified.

While the Board generally was in agreement with management's decision to pursue the Reorganization transaction, the Board determined to defer its decision until after further review and deliberation. However, the Board did agree to employing Stern Brothers Valuation Advisors to render an opinion as to the fairness of the cash consideration that would be paid to shareholders cashed out in the going private transaction and to assist in structuring a class of Preferred Stock that would have a fair market value equal to the shares of Common Stock to be converted. The Board interviewed different organizations before making a decision to employ Stern Brothers Valuation Advisors. It was the opinion of the Board and management that Stern Brothers Valuation Advisors had the appropriate expertise to render an opinion. Other than rendering this fairness opinion, Stern Brothers Valuation Advisors and its affiliates have no other relationship with the Company and its affiliates, and no relationship had existed between Stern Brothers Valuation Advisors and its affiliates and the Company and its affiliates during the previous two years.

No director or group of directors who are not employees of the Company have retained any unaffiliated representative to act solely on behalf of the unaffiliated shareholders for purposes of negotiating the terms of the proposed transactions or preparing a report concerning the fairness of the proposed transactions. No director is an employee of the Company.

On October 14, 2003, the Board held a special meeting to further consider and discuss the alternative transactions. At the meeting, Mr. Smock again outlined and discussed the various alternatives and management's recommendation that PBA pursue the Reorganization, subject to the approval of our shareholders. Mr. Smock indicated the funds payable to the shareholders who own less than five (5) shares and to the other shareholders who would be entitled to receive fractional shares would be provided from our available cash. Legal counsel to the Company then reviewed the principal aspects of the Reorganization transaction, including the per share cash price to be paid to the shareholders to receive cash for their shares as a result of the transaction, the termination of the registration of our Common Stock under the Exchange Act, the issuance and sale of the Membership Common, and discussed the fiduciary duties of the Board in these types of corporate transactions. The representative of the financial advisor, Stern Brothers Valuation Advisors, discussed the financial advisor's preliminary report, methodology and preliminary opinion as to fairness, from a financial point of view, of the per share cash price to be paid the shareholders to receive cash for their shares as a result of the transaction. After full discussion, the Board unanimously approved the Reorganization and related transactions (with abstentions from Mr. Burns and Mr. Erickson, who respectively own 2.14% and 4.58% of the issued and outstanding shares of Common Stock of the Company, and who abstained from the voting based solely on their relatively significant ownership of the outstanding Common Stock of the Company.) and directed the officers of the Company to take all necessary action to prepare to submit the Reorganization to a vote of the shareholders.

During the next few weeks, management and the chairman of the Board met with its counsel and its financial advisor several times to discuss the Reorganization, the per share cash price to be paid to the shareholders to receive cash for their shares as a result of the transaction and the structure of the Preferred Stock. Due primarily to By-laws restrictions discussed herein and the dividend policy of the Company (the majority of the Company's profits are paid to its Members in the form of patronage rebates and no dividend has ever been declared or paid), the Board has always established the price for the shares of Common Stock, when it acquired such Shares, at book value and the fairness of the cash consideration for the fractional shares of Common Stock was discussed with the financial advisor. Furthermore, except for the purchase of shares of

Common Stock by the Company from its shareholders, neither the Company nor, to the knowledge of management, its shareholders, have received any firm offers for
(i) the merger or consolidation of the Company with or into another company, or vice versa; (ii) the sale or other transfer of all or any substantial part of the assets of the Company; or (iii) a purchase of the Company's securities that would enable the holder to exercise control of the Company. For the reason set forth herein, the financial advisor determined that the cash consideration equal to book value to be paid for the fractional shares of Common Stock was fair. The financial advisor also evaluated the terms and conditions of the Preferred Stock to be issued to the shareholders in exchange for their remaining shares of Common Stock and worked with counsel for the Company and Management in determining the appropriate preferred return rates ("Percentage Rates"), liquidation preferences, and the timing and method of the Company purchasing such shares of Preferred Stock. Significant consideration was also given to Financial Accounting Standard Board's regulation #150, in order for the Preferred Stock to be classified as "equity" instead of "debt." If the Preferred Stock is classified as debt for financial reporting purposes, the Company's net worth would be decreased and its ability to obtain financing and credit from commercial lending institutions and supplied would be diminished.


On January 21, 2004, the Board met with management, its counsel and financial advisor to discuss the Reorganization. At the meeting, the financial advisor gave its final report and opinion relating to the Reorganization transaction and answered questions presented by the members of the Board. At the conclusion of the meeting, the Board approved the Reorganization transaction, the $710 per share cash price to be paid to the shareholders to receive cash for their shares as a result of the transaction, the structure, terms and conditions of the Preferred Stock and the terms and conditions of the Membership Common, and directed the officers to submit the Reorganization to the vote of the shareholders.

Purpose of and Reasons for the Reorganization

The primary purposes of the Reorganization are to enable us to (1) eliminate the conflict of interest or perceived conflict of interest between the shareholders and the Members, (2) transfer control of the Company to the Members, and (3) terminate the registration of our Common Stock under Section 12(g) of the Exchange Act.

The Board believes that the elimination of any real or perceived conflict of interest between the shareholders and the Members and the transfer of control to the Members will allow the Company to maximize benefits to the Members (in the form of patronage rebates based on the volume of business done by the Member with the Company) thereby permitting the Company to more effectively fulfill its mission of assisting the Members to compete with larger chain pharmacies.

Our Board believes that neither PBA nor our shareholders or Members derive a material benefit from continued registration and reporting under the Exchange Act. The cost of complying with Exchange Act disclosure and reporting requirements is substantial, representing an estimated special cost to us of about $50,000. We also incur other administrative expenses related to servicing shareholders who are holders of our shares of common stock. Furthermore, as a result of recent corporate governance scandals and the legislative and litigation environment resulting from these scandals, the costs of being a public company in general, and the costs of remaining a public company in particular, is expected to increase significantly in the near term. For example, new legislation, such as the recently enacted Sarbanes-Oxley Act of 2002, have had the effect of increasing the burdens and potential liabilities of being a public reporting company. This and other proposed legislation will likely increase audit fees, compliance costs and director and officer insurance premiums. Our public company status has also not provided us with the benefit of access to the capital markets.

In addition to the primary purposes and reasons described above, the Reorganization will eliminate the administrative expense we incur in servicing a large number of shareholders.

Restrictions on transfer contained in the Bylaws make an investment in our Common Stock substantially illiquid. There is no trading market for our Common Stock, and no such market is expected to develop. Pursuant to the Bylaws, shares may only be transferred to us, to our pharmacy members or licensed pharmacists who own or are employed by a pharmacy member, or to our employees. We do not have any obligation to repurchase our shares except upon the death, incompetency or bankruptcy of a shareholder. The price we will pay to repurchase our shares is set by our Board based on our book value per share as of the end of each fiscal year. The Board may adjust the price based on more current financial information if it deems advisable. Shares may not be pledged as security for any loan. As a result of these Bylaws restrictions, our shares are highly illiquid and shareholders may not be able to sell our shares for their fair market value if they need or desire to liquidate their investment in our Common Stock.

PBA functions much like a cooperative because it pays most of its profits, through patronage rebates, to its Members who purchase goods and services from, or through, PBA. We have never declared or paid any cash dividends on our Common Stock. We intend to continue to distribute future earnings, if any, that may be generated from our operations, in an amount determined by the Board after reserving amounts required to finance our operations and expansion, to our Members based on the amount of their purchases from us and endorsed wholesaler-partners and their participation in our programs. No dividends will be paid to the holders of the Membership Common.

In view of the costs associated with maintaining our Exchange Act registration, particularly in light of our size and resources and the relatively small benefit we believe PBA and our shareholders and Members have received as a result of such registration and listing, we believe the Reorganization will provide a more efficient means of using our capital to benefit PBA and our shareholders and members. The Reorganization should also free up management's time currently spent on our SEC reporting and compliance obligations to concentrate on our business.

Structure of the Reorganization

The Reorganization is expected to occur on the day the amendment to our Articles of Incorporation is filed with the Secretary of State of the State of Missouri (the "Effective Date"). The form of proposed amendment to our Articles of Incorporation describing the Conversion, the Preferred Stock and the Membership Common necessary to effect the Reorganization is attached to this proxy statement as Appendix A. The following discussion of the Preferred Stock and

Membership Common is qualified entirely by the text of the amendment attached as Appendix A.

The Preferred Stock.

The proposed Preferred Stock has, generally, the following characteristics, preferences, qualifications, limitations, restrictions and special or relative rights:

            (a) The fair market value of each share of Preferred Stock, when issued, will equal the fair market value of five (5) shares of Pre-Conversion Common Stock so that the Conversion will qualify under
      Section 368(a)(1)(E) of the Internal Revenue Code so that no gain or loss will be recognized by either the shareholders or the Company upon the Conversion;

            (b) The Preferred Stock will be non-voting. Accordingly, following the Conversion, the holders of Preferred Stock will no longer be entitled to participate in the governance and control of the Company on the basis of their ownership of Preferred Stock;

            (c) The holders of the Preferred Stock shall be entitled to receive out of any funds of the Corporation at the time legally available for the declaration of dividends, as and when declared by the Board of Directors, cumulative preferential dividends, at the rate of 25% times 1.50% ("Percentage Rate") above the higher of the 1 year or 10 year constant maturity treasury rate as published by the Federal Reserve Bank of Kansas City ("CMT Rate") as of the first day of each quarter times $3,550 per share. The Percentage Rate of 1.5% shall be increased to 2.5% as of April 1, 2009, 3.5% as of April 1, 2014, and 4.5% as of 2019. Notwithstanding the foregoing, the amount of 25% times the Percentage Rate above the CMT Rate shall not exceed 3% per quarter or be less than 1% per quarter (the "Collar"). Such dividends are cumulative from and after the date of issuance of such shares (the "Preferential Dividends"). Preferential Dividends will be paid in cash or cumulate quarterly on March 31, June 30, September 30 and December 31 of each year.

            Yields on Treasury securities at "constant maturity" are interpolated by the U.S. Treasury from the daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank of New York. The constant maturity yield values are read from the yield curve at fixed maturities, currently 1, 3 and 6 months and 1, 2, 3, 5, 7, 10 and 20 years. This method provides a yield for a 10-year maturity, for example, even if no outstanding security has exactly 10 years remaining to maturity.

            (d) If the Corporation is liquidated, dissolved or wound up, the holders of the then outstanding shares of Preferred Stock will have a preference against the assets of the Corporation available for distribution to the holders of the Corporation's Junior Securities (as defined in the proposed amendment to the Articles of Incorporation attached hereto as

      Appendix A), whether now or hereafter authorized, including Membership Common, equal to three thousand five hundred fifty dollars ($3,550) per share plus all accrued and unpaid Preferential Dividends (the "Preferential Value"). If the assets of the Corporation are insufficient to permit the payment of the full Preferential Value to the holders of the Preferred Stock, then the entire assets of the Corporation will be distributed ratably among the holders of the Preferred stock up to the full amount of the Preferential Value then due on the Preferred Stock;

            (e) The Preferred Stock is not convertible by the shareholders into any other class of security;

            (f) At any time after the date hereof, the Corporation may redeem shares of the Preferred Stock on such date or dates ("Redemption Dates") as determined by the Board of Directors of the Corporation ("Redemption"). The redemption price ("Redemption Price") for the Preferred Stock shall be $3,550 per share plus the accrued and unpaid Preferential Dividends owing to each holder of the Preferred Stock as of such Redemption Date. The Redemption Price shall be paid in cash or Notes of the Corporation (the "Notes") or both. The Notes, if issued upon exchange for the Preferred Stock, shall (i) bear interest at the Prime Rate plus 1% as set forth in the Midwestern Edition of the Wall Street Journal as of the Redemption Date, with such interest being payable as of each anniversary of the Redemption Date, (ii) amortize principal on a ten (10) year basis commencing as of each anniversary following the third anniversary of the date of the Redemption Date and (iii) mature, with all unpaid principal and interest thereon being immediately due and payable, on the tenth anniversary of the Redemption Date.

The Membership Common.

The proposed Membership Common has, generally, the following characteristics, preferences, qualifications, limitations, restrictions and special or relative rights:

            (a) The issuance and sale of each share of Membership Common will be incident to being a Member. One share (and one share only) of Membership Common will be issued and sold to, and be held in the name of, a natural person or entity which owns an independent pharmacy which buys goods and services from or through the Company and becomes a Member of the Company. Every natural person or entity owning an independent pharmacy which buys goods and services from or through the Company will be required to purchase a single share of Membership Common. Only a natural person or an entity which owns an independent pharmacy (as determined by rules and regulations adopted by the Board of Directors of the Company) will be entitled to become a Member and purchase a share of Membership Common. If a Member owns multiple pharmacy locations, such Member may only own one share of Membership Common and therefore shall be entitled to only one vote. The Company, however, determines rebates and other forms of similar remuneration on a store by store basis.

            (b) The purchase price for each share of Membership Common shall be such amount as determined by resolution of the Board of Directors from time to time. The par value of the Membership Common will be $.01 per share;

            (c) Members will be entitled to pay the purchase price for the Membership Common up-front in cash, and the Company is considering, subject to further deliberation of the Board and advice from the Company's legal counsel, the following alternatives to alleviate the burden of an up-front cash payment of the purchase price by the Members: (i) permitting the surrender of shares of Preferred Stock owned by a Member in full or partial payment of the purchase price, or (ii) set-off by the Company of any future patronage rebates payable to the Member against the purchase price;

            (d) No dividends will be payable on the Membership Common;

            (e) Each holder of Membership Common will have a single vote in the election of directors and any other matters submitted to a vote of the shareholders regardless of the number of stores or pharmacy locations are owned or operated by a Member;

            (f) The Membership Common shares will not be transferable and holders will not be entitled to pledge or hypothecate their shares of Membership Common--therefore no trading market will exist for the Membership Common;

            (g) The Company will be required to redeem shares of Membership Common held by Members who cease to be a Member for the exact purchase price paid for such shares;

            (h) Only Members (natural persons or entities owning independent pharmacies) will be entitled to own shares of Membership Common and only Members holding a share of Membership Common can purchase goods or services from or through the Company (with the exception of sales of merchandise at cost to other companies engaged in the distribution of such merchandise as discussed below). Only a person or an entity which owns an independent pharmacy will be entitled to become a Member and purchase a share of Membership Common;

            (i) A Member holding Membership Common will be entitled to receive patronage rebates in amounts determined by the Board based solely upon the volume of purchases made by such Member from, or through, the Company;

            (j) Upon liquidation of the Company, any remaining proceeds, after payment of the liquidation preference due to the holders of Preferred Stock and repayment of the purchase price for Membership Common paid by the Members, will be distributed to all natural persons or entities which own an independent pharmacy (as determined by rules and regulations adopted by the Board of Directors of the Corporation) that were Members during the prior six-year period based on their patronage over that period. This mechanism is designed to ensure that Members will only receive benefits based on their patronage.

The Conversion.


Upon consummation of the Reorganization, each shareholder on the Effective Date will receive one (1) share of our Preferred Stock for each five (5) shares of Common Stock held at that time. If a shareholder holds five (5) or more shares of our Common Stock, any fractional share resulting from the Conversion will be cashed out after the Reorganization. Any registered shareholder who holds fewer than five (5) shares of our Common Stock at the time of the Conversion will also receive a Cash Payment instead of a fractional share. This Cash Payment will be $710 per Pre-Conversion Share. The shares of Common Stock represented by the cash payment in lieu of the issuance of any fractional share of Preferred stock will be cancelled.


In general, the Conversion can be illustrated by the following examples:

   HYPOTHETICAL SCENARIO                                  RESULT
   ---------------------                                  ------

Mr. Blue is a registered                Instead of receiving a fractional share
shareholder who holds 4 shares          of our Preferred Stock immediately after
of our Common Stock prior to            the Conversion, Mr. Blue's shares will
the Conversion.                         be converted into the right to receive
                                        $2,840 in cash (4 shares x $710 =
                                        $2,840).

Mr. Green is a registered               After the Conversion, Mr. Green will own
shareholder who holds 8 shares          1 share of Preferred Stock and receive
of our Common Stock prior to            cash equal to $2,130 (3 shares x $710=
the Conversion.                         $2,130).

Reservation of  Rights

We reserve the right to abandon the Reorganization without further action by our shareholders at any time before the filing of the necessary amendment to our Articles of Incorporation with the Secretary of State of the State of Missouri, even if the Reorganization has been authorized by our shareholders at the Special Meeting, and by voting in favor of the Reorganization you are expressly also authorizing us to determine not to proceed with the Reorganization if we should so decide that doing so would not be in the best interests of the Company.

Effects of the Reorganization on the Company

The Reorganization will have the following effects on the Company:

Reduction in the Number of Shareholders of Record and the Number of Outstanding Shares. Based on information as of January 30, 2004, the Reorganization will reduce our number of record shareholders from 536 to 149. 1,458 shares of Common Stock held by 387 shareholders will be exchanged for cash in lieu of the issuance of fractional shares of Preferred Stock in the Reorganization. The remaining shares of Common Stock will be converted into an aggregate of 1,176 shares of Preferred Stock held by 149 Preferred Shareholders.

Transfer of Book Value. Because (1) the price to be paid to the shareholders to receive cash for their shares as a result of the transaction will be $710 per Pre-Conversion Share, (2) the number of Pre-Conversion Shares expected to be cashed out as a result of the Reorganization is 1,458, (3) the total cost to PBA (including expenses) of effecting the Reorganization is expected to be approximately $1,150,000, and (4) at September 30, 2003 aggregate shareholders' equity in PBA was approximately $5,212,030, or $710 per share, we expect that, as a result of the Reorganization, the book value per share of our outstanding capital stock will be changed from approximately $710 per share of Common Stock to a post-conversion pro forma basis of approximately $3,550 per share of Preferred Stock.


Elimination of Exchange Act Registration. Our Common Stock is currently registered under the Exchange Act. After the Reorganization, we will seek to terminate our registration under the Exchange Act in order to eliminate any further reporting requirements under the Exchange Act. As result, we expect to eliminate direct and indirect costs and expenses associated with the Exchange Act registration, which we estimate to be approximately $50,000 on an annual basis. See " BACKGROUND, PURPOSE, STRUCTURE AND EFFECT OF THE REORGANIZATION - Purposes of and Reasons for the Reorganization" beginning on page 25.


Financial Effects of the Reorganization. We estimate that $1,050,000 will be required to make the Cash Payments to shareholders who are to receive cash for their shares as a result of the transaction. Additionally, we estimate that professional fees and other expenses related to the transaction will total approximately $100,000. We do not expect that the payments to the shareholders to receive cash for their shares as a result of the transaction in the Reorganization and the payment of expenses will have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow. You should read the discussion under "SPECIAL FACTORS - Sources of Funds and Expenses" beginning on page 42 for a description of the sources of funds for the Reorganization and the fees and expenses we expect to incur in connection with the Reorganization transaction.


Accounting Treatment of the Reorganization. As a result of the proposed transactions, we anticipate that 1,176 shares of Preferred Stock will be issued at a par value of $10 per share which will increase the stated capital account by $11,760. All 11,380 shares of common stock, par value $1 per share, will be cancelled which would decrease the capital account by $11,380. Additionally, we anticipate that we will issue approximately 1,000 shares of Membership Common, par value $0.01 per share, which would increase the stated capital account by $10. As a result, we anticipate that our stated capital account will increase by $390 from $11,380 to $11,770 as a result of the issuance of the shares of Preferred Stock and Membership Common and the cancellation of the existing shares of common stock.

Additional paid in capital would increase by $3,193,785 from $1,468,255 to $4,662,040 as a result of adding to the capital account, the Preferential Value of the Preferred Shares of $3,550 per share (less par value of $10 per Share) which is $4,163,040, and the approximate sales price of $500 per share of the 1,000 shares of Membership Common being sold to the Members (less the par value of $0.01 per shares) which is $499,990 and subtracting from the paid in capital account the sum of $1,468,255 which is the amount of paid in capital from the original issuance of the common shares.

We anticipate that we will retire approximately 4,042 shares held as treasury stock (at $1 par value) representing $2,348,511 at cost.

The payment of approximately $1,050,000 to the shareholders for their shares being cashed out will reduce the amount in retained earnings by $1,050,000.

As a result of these transactions, the retained earnings account will decrease from approximately $6,080,906 to a deficit balance of ($512,770). The total shareholders equity will decrease from approximately $5,212,030 to approximately $4,162,030.


Effects of the Reorganization on the Affiliates of the Company

The Reorganization will have various effects on our executive officers and directors, each of whom may, as a result of his position, be deemed to be an affiliate of PBA.

Consolidation of Management Ownership. As a result of the Reorganization, we expect that the percentage of beneficial ownership of our Preferred, non-voting capital stock held by our executive officers and directors as a group will increase from 9.6% before the Reorganization to 15.2%, without taking into account any shares of Membership Common that may be issued after the Reorganization.

No Further Reporting Obligations Under the Exchange Act. After the Reorganization, we will seek to terminate our registration under the Exchange Act. As a result, the executive officers, directors and other affiliates of PBA will no longer be subject to the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit provisions of
Section 16.

Effects of the Reorganization on the Shareholders

Cashed-Out Shareholders. If the Reorganization is completed and you hold fewer than 5 shares of our Common Stock immediately prior to the Reorganization:

                  o You will not receive a fractional share of Preferred Stock as a result of the Reorganization.

                  o Instead of receiving a fractional share of Preferred Stock, you will receive a Cash Payment with respect to your affected shares equal to $710 per Pre-Conversion Share.

                  o After the Reorganization, you will have no interest in PBA as a holder of Common Stock or the new Preferred Stock. Your shares will no longer entitle you to the right to vote as a shareholder or share in PBA's assets, earnings, or profits or in any dividends, if any, paid after the Reorganization. In other words, you will no longer hold your cashed-out shares and you will have only the right to receive cash for those shares. In addition, you will not be entitled to receive interest with respect to the period of time between the Effective Date of the Reorganization and the date you receive the payment for the cashed-out shares.

                  o You will not have to pay any service charges or brokerage commissions in connection with the Reorganization.

                  o As soon as practicable after the time we effect the Reorganization, you will receive a payment for the shares you held immediately prior to the Reorganization in accordance with the procedures described below.

                  o You will receive a letter of transmittal as soon as practicable after the Effective Date of the Reorganization. The letter of transmittal will contain instructions on how to surrender your certificate(s) to PBA for your Cash Payment. You will not receive your Cash Payment until you surrender your outstanding certificate(s) to PBA together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal. All amounts owed to you will be subject to applicable federal income tax withholding and state abandoned property laws. You will not receive any interest on Cash Payments owed to you as a result of the Reorganization.

Shareholders Owning Five (5) or More Shares of Our Common Stock. If you are a shareholder with five (5) or more shares of our Common Stock prior to the Effective Date of the Reorganization:

                  o We will convert and reclassify your shares of Common Stock into Preferred Stock on a ratio of five (5) shares of Common Stock for one (1) share of Preferred Stock on the stock ledgers of the Company.

                  o You will not receive a fractional share of Preferred Stock as a result of the Reorganization. Instead of receiving a fractional share of Preferred Stock, you will receive a Cash Payment with respect to your affected shares equal to $710 per Pre-Conversion Share as soon as practicable after the time we effect the Reorganization.

                  o After the Reorganization, your Preferred Stock will not entitle you to the right to vote as a shareholder or share in PBA's assets, earnings, or profits or in any dividends, if any, paid after the Reorganization, except for your right to vote on those matters, receive the dividends and liquidation preference, given to holders of Preferred Stock, as described in Appendix A. The Conversion has the effect of fixing the value of your ownership in the Company and providing you with a stated return only in the form of dividends.

                  o You will receive a letter of transmittal as soon as practicable after the Effective Date of the Reorganization. The letter of transmittal will contain instructions on how to surrender your certificate(s) to PBA for your shares of Preferred Stock and Cash Payment in lieu of a fractional share, if any. You will not receive your certificate for your shares of Preferred Stock and Cash Payment until you surrender your outstanding certificate(s) to PBA together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal. All cash amounts owed to you will be subject to applicable federal income tax withholding and state abandoned property laws. You will not receive any interest on Cash Payments owed to you as a result of the Reorganization.

RECOMMENDATION  OF THE BOARD OF DIRECTORS;  FAIRNESS OF THE REORGANIZATION


The Board unanimously approved the Reorganization (with abstentions from Mr. Burns and Mr. Erickson, who respectively own 2.14% and 4.58% of the issued and outstanding shares of stock of the Company, and who abstained from the voting based solely on their relatively significant ownership of the outstanding Common Stock of the Company), believes that the Reorganization, including (i) the cash payment to our shareholders who own less than five (5) shares, and our other shareholders who will receive a Cash Payment in lieu of a fractional share of Preferred Stock, in the amount of $710 per Pre-Conversion Share, (ii) the conversion of the remaining shares of each five (5) shares of Common Stock owned by a shareholder into one (1) share of a newly-authorized class of non-voting Preferred Stock, and (iii) the authorization and issuance of the Membership Common, is fair to and in the best interests of the Company and our shareholders, including unaffiliated shareholders, and the Board recommends approval of the Reorganization by our shareholders at the Special Meeting. The Board considered the following substantive factors in deciding to recommend that shareholders vote "FOR" the adoption and approval of the Reorganization at the Special Meeting:

                  o Our Board's belief that the Reorganization is the superior transaction alternative to PBA and our shareholders as described under "BACKGROUND, PURPOSE, STRUCTURE AND EFFECT OF THE REORGANIZATION - Purposes of and Reasons for the Reorganization" beginning on page 25 and "SPECIAL FACTORS - Alternatives Considered" beginning on page 37.

                  o Anticipated reductions in the expenses of compliance with the reporting requirements of the Exchange Act. See "BACKGROUND, PURPOSE, STRUCTURE AND EFFECT OF THE REORGANIZATION - Purposes of and Reasons for the Reorganization" beginning on page 25.


                  o The terms of the Reorganization, including the Cash Payment to our shareholders who own less than five (5) Pre-Conversion Shares, and our other shareholders who would otherwise receive a fractional share of Preferred Stock, of $710 per Pre-Conversion Share. That price is the book value of each Pre-Conversion Share of Common Stock as of September 30, 2003. Pursuant to the Bylaws, the book value of each share is the purchase price of each share upon the occurrence of certain events and has book value has been the historic value of the shares. The price of our Common Stock is set by our Board and is based on our book value per share as of the end of the preceding fiscal quarter, or as of a more recent date if the Board deems advisable.

                  o There is no trading market for our Common Stock, and no such market is expected to develop. We do not intend to apply, and we are not obligated to apply, for listing of our Common Stock on any securities exchange or automated quotation system.

                  o Our long-standing mission of helping our Members compete with larger chain pharmacies.

                  o We are a Member-based organization. Our operations are similar to a cooperative in that our customers are our Members and we pay patronage rebates to Members based on each Member's purchases and compliance with our programs. Most of our profits are paid to our Members.

                  o The fact that we have not realized many of the benefits associated with being a public reporting company, such as enhanced shareholder value and business credibility, due to the lack of a trading market for our Common Stock.

                  o The opinion and underlying analysis of Stern Brothers Valuation Advisors that the cash price of $710 per Pre-Conversion Share is fair from a financial point of view to our shareholders who own less than 5 shares and those other shareholders who would otherwise received a fractional share of Preferred Stock.

                  o The opinion and underlying analysis of Stern Brothers Valuation Advisors that the fair market value of one (1) share of Preferred Stock is equal to the fair market value of five (5) shares of our Common Stock.

In view of the factors considered by our Board in connection with the evaluation of the Reorganization and the complexity of these matters, our Board did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. Our Board also received an extensive presentation from, and relied on the experience and expertise of, Stern Brothers Valuation Advisors with respect to the quantitative analysis of the financial terms of the Reorganization to our shareholders. Our Board engaged in a discussion of, among other things, the factors described above, including asking questions of our management and regularly retained legal advisors, and reached the conclusion that the Reorganization was advisable and in the best interests of PBA and our shareholders. In considering the factors described above, individual members of our Board may have given different weight to different factors.

In reaching its conclusions, our Board considered the following negative procedural and substantive factors:

                  o The Reorganization is expected to be a taxable transaction for the shareholders to receive cash for their shares as a result of the transaction.

                  o Following the Effective Date, the current shareholders will cease to participate as owners of the Company in the future growth of the Company, if any, or benefit from any increases, if any, in the value of the Company, other than their right to Preferential Dividends.

                  o The shareholders will not have appraisal or dissenters' rights under Missouri law or our Articles of Incorporation or Bylaws.


                  o No director or group of directors who are not employees of the Company have retained any unaffiliated representative to act solely on behalf of the unaffiliated shareholders for purposes of negotiating the terms of the proposed transactions or preparing a report concerning the fairness of the proposed transactions.

                  o The transaction is not structured so that approval of at least a majority of unaffiliated security holders is required.

Notwithstanding the foregoing negative procedural factors, the Board of Directors believes that the Reorganization is procedurally fair to our unaffiliated shareholders because (i) none of the directors are employees of the Company and all (with abstentions from Mr. Burns and Mr. Erickson as noted above) approved the Reorganization, (ii) the Reorganization is being effected in accordance with all requirements under Missouri law and hence will require the affirmative vote of a majority of our shareholders, (iii) each of our shareholders is entitled to only one vote for or against the Reorganization regardless of the number of shares owned by such shareholder, and (iv) our affiliated shareholders (directors and executive officers) hold less than three percent (3%) of the votes to be cast for or against the Reorganization.

The Board believes that the Reorganization is fair to all shareholders, including unaffiliated shareholders and including both those shareholders who will receive only cash in the transaction and those who will receive only Preferred Stock or a combination of cash and Preferred Stock. The Board has relied on Stern Brothers' opinion contained in Appendix B that the $710 per Pre-Conversion Share, which represents the book value per share, is fair to the shareholders that will receive only cash in the transaction and has further relied on Stern Brothers' opinion contained in Appendix B that the value of each share of Preferred Stock is equal to the value of five (5) Pre-Conversion Shares of Common Stock.

The Board relied on Stern Brothers Valuation Advisors in determining that the book value per share of Common Stock, which has always been the price established by the Board when it acquired shares of Common Stock from the shareholders pursuant to provisions of the By-laws, to be paid to our shareholders in the Reorganization was fair to the shareholders. Because PBA functions much like a cooperative because it pays most of its profits, through patronage rebates, to its Members who purchase goods and services from, or through, PBA and because we intend to continue to distribute future earnings, if any, that may be generated from our operations, to our Members based on the amount of their purchases from us, the Board concurred with Stern Brothers that little or no consideration should be given to the going concern value or liquidation value of the Company.


We made no provisions to grant the shareholders access to our corporate files or to obtain counsel or appraisal services at our expense. However, subject to specified conditions, Missouri law allows our shareholders to review our relevant books and records of account. Further, as stated above, the Board retained a separate financial advisor to render its opinion as to the fairness of the cash consideration to be paid to the shareholders to receive cash for their shares as a result of the transaction and as to the relative values of the Common Stock and the Preferred Stock.

SPECIAL FACTORS

Alternatives  Considered

In making our determination to proceed with the Reorganization, we considered other alternatives. We rejected these alternatives because we believed the Reorganization would be the simplest and most cost-effective manner in which to achieve the purposes described above. These alternatives included:

Other Methods for Aligning the Interests of our Shareholders and Members.

We considered a conversion to a state law cooperative taxed as such for federal income tax purposes. We determined that the restrictions imposed on state law cooperatives taxed as such for federal income tax purposes to be too restrictive and would not permit the Company with the needed flexibility to retain earnings for use in expanding the Company.

We considered imposing a requirement that each of the Members purchase shares of the Company's Common Stock. We determined that this alternative would frustrate our goal to terminate our registration under the Exchange Act, and would cause us to be subject to a myriad of state securities regulation that would further exacerbate the drain on the Company's resources that the Company is experiencing as a result of being a public reporting company.

Other Forms of "Going Private" Transactions.

We considered forms of transactions other than the Reorganization that would make us eligible to terminate the registration of our Common Stock under the Exchange Act. For example, we considered an issuer tender offer to repurchase shares of our outstanding Common Stock. In addition to cost and timing concerns associated with such a structure, the results of an issuer tender offer would be unpredictable due to its voluntary nature.

We also considered, as a possible alternative to the Reorganization, a merger of PBA into a newly-formed corporation, with conversion of the outstanding shares occurring in the same general manner and ratios as in the Conversion. We determined that this alternative was more burdensome than a Reorganization due to constraints imposed by corporate and federal and state securities laws. In addition to these constraints, we did not believe that such an alternative transaction would result in any benefit to shareholders, in terms of consideration to be received, over than that to be received in the Reorganization. For these reasons, we rejected this alternative.

Maintaining the Status Quo.

We also considered whether maintaining the status quo would be a viable alternative to the Reorganization. We determined that the continued undesirable conflict of interest between the shareholders and Members, the costs associated with maintaining our public company status, and the expected increases in these costs in the near term, were not justified, particularly in light of the history, purpose and goals of PBA, our size and resources and the relatively small benefit we believe PBA and our shareholders and members have received as a result of us being a public reporting company. For these reasons, we rejected this alternative.

Material Federal Income Tax Consequences of the Reorganization

Presented below is a general summary of the material federal income tax consequences to our shareholders from the Reorganization. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including retroactive changes) or possible differing interpretations. The discussion below deals only with shares held as capital assets, and does not purport to deal with persons in special tax situations, such as:

                  o     a dealer in securities or currencies;

                  o a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

                  o a bank, an insurance company or other financial institution;

                  o     a tax-exempt organization;

                  o a person treated as a partnership for U.S. federal income tax purposes or a partner thereof;

                  o a person that owns PBA shares that are a hedge or that are hedged against interest rate risks;

                  o a person that owns PBA shares as part of a straddle, conversion or other risk reduction transaction for U.S. federal income tax purposes;

                  o a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar; or

                  o a person who is not a U.S. citizen or U.S. resident for U.S. federal income tax purposes.

We do not address all of the tax consequences that may be relevant to you. In particular, we do not address:

                  o the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of our shares;

                  o the United States federal estate, gift or alternative minimum tax consequences of the redemption of our shares; or

                  o any state, local or foreign tax consequences of the redemption of our shares.

This discussion is based on the Internal Revenue Code of 1986, as amended, (the "Code"), the Treasury Regulations promulgated under the Code and administrative and judicial interpretations of the Code and the Treasury Regulations, all as of the date of this proxy statement, and all of which are subject to differing interpretations and to change, possibly on a retroactive basis.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION, INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO YOU OF THE TRANSACTIONS CONTEMPLATED BY THE REORGANIZATION IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.

The receipt by a shareholder of cash in lieu of fractional shares of new Preferred Stock pursuant to the Reorganization will be a taxable transaction for federal income tax purposes under the United States Internal Revenue Code of 1986, as amended (the "Code").

Under Section 302 of the Code, a shareholder will recognize gain or loss upon receiving cash in lieu of fractional shares of the new Preferred Stock pursuant to the Reorganization if:

                  o the Reorganization results in a "complete redemption" of all of the shares held by a shareholder immediately prior to the Reorganization;

                  o the receipt of cash is "substantially disproportionate" with respect to the shareholder; or

                  o the receipt of cash is "not essentially equivalent to a dividend" with respect to the shareholder.

These three tests are applied by taking into account not only shares that a shareholder actually owns, but also shares that the shareholder constructively owns pursuant to Section 318 of the Code, as described below.

If any one of the three tests is satisfied, the shareholder will recognize gain or loss on the difference between the amount of cash received by the shareholder pursuant to the Reorganization and the tax basis in the redeemed shares held by such shareholder immediately prior to the Reorganization. Provided that these shares constitute a capital asset in the hands of the shareholder, this gain or loss will be long-term capital gain or loss if the eligible shares are held for more than one year and will be short-term capital gain or loss if such shares are held for one year or less.

Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents ("family attribution"). In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities ("entity attribution"). A shareholder is also deemed to own shares that the shareholder has the right to acquire by exercise of an option.

The receipt of cash by a shareholder pursuant to the Reorganization will result in a "complete redemption" of all of the shareholders shares held immediately prior to the Reorganization as long as the shareholder does not constructively own any shares of new Preferred Stock immediately after the Reorganization. However, a shareholder may qualify for gain or loss treatment under the "complete redemption" test even though such shareholder constructively owns shares of new Preferred Stock provided that (1) the shareholder constructively owns shares of new Common Stock as a result of the family attribution rules (or, in some cases, as a result of a combination of the family and entity attribution rules), and (2) the shareholder qualifies for a waiver of the family attribution rules (such waiver being subject to several conditions, one of which is that the shareholder has no interest in PBA immediately after the Reorganization, including as an officer, director or employee, other than an interest as a creditor).

It is anticipated that most shareholders who receive cash in lieu of fractional shares pursuant to the Reorganization will qualify for capital gain or loss treatment as a result of satisfying the "complete redemption" requirements. However, if the constructive ownership rules prevent compliance with these requirements, such shareholder may nonetheless qualify for capital gain or loss treatment by satisfying either the "substantially disproportionate" or the "not essentially equivalent to a dividend" requirements. In general, the receipt of cash pursuant to the Reorganization will be "substantially disproportionate" with respect to the shareholder if the percentage of voting power of Common Stock owned by the shareholder immediately after the Reorganization is less than 80% of the percentage of shares directly and constructively owned by the shareholder immediately before the Reorganization (giving effect to the difference in number of outstanding shares due to the Reorganization). Alternatively, the receipt of cash pursuant to the Reorganization will, in general, be "not essentially equivalent to a dividend" if the

Reorganization results in a "meaningful reduction" in the shareholders proportionate interest in PBA.

If none of the three tests described above is satisfied, the shareholder will be treated as having received a taxable dividend in an amount equal to the lesser of the cash received by the shareholder pursuant to the Reorganization or the shareholder's allocable share of PBA's earnings and profits, with no offset for the shareholder's tax basis in the redeemed shares.

The receipt of shares of Preferred Stock pursuant to the Reorganization by owners of five (5) or more shares will be a non-taxable transaction for federal income tax purposes. Accordingly, a holder of five (5) or more shares who receives shares of Preferred Stock will not recognize gain or loss, or dividend income, as a result of the Reorganization with respect to the shares of Preferred Stock received (but, as described above, cash received in lieu of a fractional share of stock will be a taxable transaction to the extent of such cash received). In addition, the basis and holding period of such shareholder's shares prior to the Reorganization will generally carry over as the basis and holding period of such shareholder's shares of PBA resulting from the Reorganization, except to the extent of cost basis allocable to any fractional shares which are redeemed and taxed as a sale or exchange.

Under the 2003 Tax Act, qualifying dividends and net long term capital gains of noncorporate taxpayers are generally taxed at a maximum rate of 15%. As before, net capital losses for a tax year cannot generally be offset against other income, but may be carried forward (and carried back in the case of certain corporate shareholders).

No ruling has been or will be obtained from the Internal Revenue Service in connection with the Reorganization.

Non-corporate shareholders of PBA may be subject to backup withholding at a rate of 28% on cash payments received in the Reorganization. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal,
(2) who provides a certificate of foreign status on an appropriate Form W-8, or
(3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

The preceding discussion is intended only as a summary of the material United States income tax consequences of the Reorganization and does not purport to be a complete analysis or discussion of all potential tax effects relevant to the Reorganization. Again, our shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Reorganization, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Changes in Management Team

Following the Reorganization, we will continue to conduct our business in the same manner as presently conducted, except as noted below. Our executive officers will not change immediately following the Reorganization.

Conduct of the Business after the Reorganization

Management is presently considering additional transactions to propose to the shareholders following the Reorganization, including consolidating its operations with other cooperative types of businesses to offer more services and products to its members to remain competitive and it is anticipated that the resulting operations would function better if the surviving company was not publicly-traded and if control of the Company is vested in the Members. We believe there are significant advantages in becoming a private company, and we plan to avail ourselves of any opportunities we may have as a private company, including entering into any arrangements or transactions we deem appropriate. We do not presently have the intent to enter into any such arrangement or transaction nor are we in substantive negotiations with respect to any such arrangement or transaction, there exists the possibility that we may enter into such an arrangement in the future and our shareholders after the Reorganization may receive payment for their shares in any such arrangement or transaction lower than, equal to or in excess of the amount paid to the shareholders to receive cash for their shares as a result of the Reorganization.

Other than as described in this proxy statement, we do not have any current plans or proposals to effect any extraordinary corporation transaction, such as a merger, reorganization or liquidation; a sale or transfer of any material amounts of our assets; a change in our Board or management; a material change in our indebtedness or capitalization; or otherwise effect any material change in our corporate structure or business.

Source of Funds and Expenses

We estimate that approximately $1,050,000 will be required to make the cash payment to the shareholders to receive cash for their shares as a result of the transaction. We intend to pay for such shares with the available cash of the Company.

Additionally, we will pay all of the expenses related to the Reorganization. We estimate that these expenses will be as follows:

               SEC filing fees                  $  1,000
               Legal fees                         50,000
               Accounting fees                     1,000
               Financial Advisory Fees            25,000
               Printing and mailing costs          3,000
               Other                               5,000
                                                 -------

               Total                            $ 85,000
                                                ========

Dissenters' and Appraisal Rights

Under the General and Business Corporation Law of Missouri and our Articles of Incorporation and Bylaws, our shareholders do not have the right to dissent from the Reorganization and to receive the fair value of their shares in cash because an amendment to our Articles of Incorporation to effect the Reorganization is not a corporate action for which shareholders are entitled to dissenters' rights.

OPINION OF FINANCIAL ADVISOR

Stern Brothers Valuation Advisors has acted as the financial advisor to the Board with respect to rendering an opinion as to the fairness of the Reorganization to the shareholders of PBA from a financial point of view. Stern Brothers Valuation Advisors is an independent investment banking firm with offices in Kansas City, Missouri whose business includes rendering advisory services in connection with mergers and acquisitions and corporate financings, including rendering fairness opinions in connection therewith, and advising clients with respect to equity and fixed income investments.

Stern Brothers Valuation Advisors received a fee paid by PBA in the amount of $49,500 plus reimbursement of expenses in connection with the fairness opinion. There are no other current arrangements to compensate Stern Brothers Valuation Advisors, its affiliates or unaffiliated representatives for any services rendered to PBA, its affiliates, directors or executive officers.

No limitations were imposed by our Board or the Company upon Stern Brothers Valuation Advisors in rendering its opinion.


Stern Brothers Valuation Advisors delivered its oral opinion to the Board on October 14, 2003 and January 21, 2004 as to the fairness of the Reorganization to the shareholders to receive cash for their shares as a result of the transaction and the equality in value of five shares of Pre-Conversion Common Stock and one share of Post-Conversion Preferred Stock. In support of its oral opinion, Stern Brothers Valuation Advisors reviewed a preliminary draft of its written opinion contained in Appendix B with the Board which contains certain selected financial data of the Company, selected financial comparisons with other publicly traded companies, and certain financial analysis using discounted future returns, capitalized returns and underlying assets methods, and with regard to the Preferred Stock being issued, a written summary of initial public offerings of variable rate preferred stock. Stern Brothers Valuation Advisors' opinion is that, as of January 21, 2004 and based upon and subject to the factors and assumptions set forth therein, the cash consideration to be paid to the shareholders to receive cash for their shares as a result of the transaction in the Reorganization is fair, from a financial point of view, to the shareholders to receive cash for their shares as a result of the transaction and five shares of Pre-Conversion Common Stock are equal to one (1) share of Preferred Stock. Such oral opinion was followed by delivery of the written fairness opinion.


Stern Brothers Valuation Advisors' opinion, which sets forth the assumptions made, matters considered and scope of limitations of the review undertaken and the procedures followed by Stern Brothers Valuation Advisors, is attached hereto as Appendix B and is incorporated herein by reference. PBA's shareholders are urged to read this opinion carefully and in its entirety for the assumptions made, matters considered and limits of the review by Stern Brothers Valuation Advisors. The summary of the opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

Stern Brothers Valuation Advisors' opinion is directed only to (i) the fairness, from a financial point of view, of the Reorganization to shareholders to receive cash for their shares as a result of the transaction, and (ii) the equality in value of five (5) shares of Pre-Conversion Common Stock and one (1) share of Preferred Stock. It does not address any other aspect of the fairness of the Reorganization or the underlying business decision of our Board to effect the Reorganization or constitute a recommendation to any PBA shareholder as to any matter. Stern Brothers Valuation Advisors has not been asked to consider, and Stern Brothers Valuation Advisors' opinion does not address, the relative merits of the Reorganization as compared to any alternative business strategy that may exist for PBA.

The Board requested that Stern Brothers Valuation Advisors make an oral presentation to our full Board of Directors. In the presentation, Stern Brothers Valuation Advisors explained that its opinion was limited to an examination of the fairness of the Reorganization from a financial point of view to the shareholders to receive cash for their shares as a result of the transaction and the equality in value of five shares of Pre-Conversion Common Stock and one share of Post-Conversion Preferred Stock and that its opinion was not an appraisal or valuation of PBA or our Common Stock.

Stern Brothers Valuation Advisors' presentation included an overview of PBA and our current prospects and characteristics, which had previously been identified to Stern Brothers Valuation Advisors by our management. In its presentation, Stern Brothers Valuation Advisors noted to the Board that it considered certain limitations of owning stock in PBA including the lack of marketability, Bylaw restrictions as to transferability of the stock, the right of first refusal by PBA, inability to pledge stock as security for a loan, voting right limitations, dividend policy and history of book value as a basis for stock transactions.

The following is a summary of the significant analyses performed by Stern Brothers Valuation Advisors in connection with its fairness opinion:

Selected Comparable Public Company Analysis. Using publicly available information, Stern Brothers Valuation Advisors compared selected historical and forecasted financial, operating and market comparison data of PBA to the corresponding data of certain publicly traded health, drug and pharmaceuticals companies that Stern Brothers Valuation Advisors deemed to be relevant to PBA.

Such comparable companies were AmerisourceBergen Corporation, Cardinal Health, Inc., D&K Healthcare Resources, Inc., DrugMax, Inc., Henry Schein, Inc., McKesson Corporation and Moore Medical Corp. (collectively, the "guideline companies").

Compared to the median guideline company ratios, as of September 30, 2003, we had a lower current ratio (1.41x compared to 1.65x), a slower collection period (19.40 days compared to 18.81 days), a higher inventory turnover (20.05x compared to 8.49x) and greater revenues relative to assets (9.18x compared to 4.25x). Our interest coverage ratios were substantially better than the median for the guideline companies. We were similarly leveraged compared to the median for the guideline companies (equity to assets of .35). We also had a lower return on revenues compared to the median for the guideline companies (.63% compared to .89%) and higher returns on equity (16.62% compared to 12.05%). We are forecasting slower growth in earnings compared to the median for the guideline companies and have historically grown faster than the guideline companies.

The median guideline company price to LTM earnings ratio was 15.18x and the price to book value ratio was 1.62x as of October 2, 2003. The price to LTM earnings ratio for PBA was 5.83x and the price to book value ratio was 1.0x. In comparing the pricing relationships between the guideline company multiples and us, consideration was given to certain limitations of owning stock in our Company including the lack of marketability, Bylaw restrictions as to transferability of the stock, the right of first refusal by the Company, inability to pledge stock as security for a loan, voting right limitations, dividend policy and history of book value as a basis for stock transactions.

Analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors which could affect the public trading value of the companies to which PBA is compared. Mathematical analysis (such as determining the mean or median) is not, in itself, a meaningful method of using comparable company data.

Discounted Future Returns Method. Stern Brothers Valuation Advisors used a dividend discount model to estimate the stream of dividends that PBA would distribute to stockholders (none). In this analysis, Stern Brothers assumed that PBA performed in accordance with the earnings estimates provided to Stern Brothers by our management. Stern Brothers estimated the terminal value for PBA common stock at 15.5x fiscal 2007 estimated net income. The amount of dividends and terminal value were then discounted to present value using a 24% discount rate chosen to reflect a required rate of return for an investment in PBA. This analysis was based upon estimates provided by our management. Management's estimates are based upon various factors and assumptions, many of which are beyond the control of PBA. As indicated above, this analysis is not necessarily indicative of actual future results and does not purport to reflect the price at which securities may trade at the present or at any time in the future.

Capitalized Returns Method. Stern Brother Valuation Advisors used a capitalized returns method in evaluating the common stock of PBA. An earnings base using a five year weighted average of earnings for PBA was computed. The earnings base was then capitalized by multiplying the earnings base by the long-term earnings growth rate of PBA of 10% and dividing by the equity discount rate of 24% minus the growth rate of 10%.

Underlying Asset Method. Stern Brothers Valuation Advisors used the underlying asset method to arrive at an indicated value of the common stock of PBA. There were no adjustments made to the balance sheet in arriving at the value for PBA under this method. The indicated value of the business is determined by subtracting the assets from the liabilities for PBA resulting in stockholders' equity.

The summary of Stern Brothers Valuation Advisors' opinion set forth above does not purport to be a complete description of the data or analyses presented by Stern Brothers Valuation Advisors The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, Stern Brothers Valuation Advisors believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Stern Brothers Valuation Advisors made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of PBA. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Accordingly, such estimates are inherently subject to substantial uncertainty and neither PBA nor Stern Brothers Valuation Advisors assumes responsibility for the accuracy of such analyses and estimates. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

With respect to projections and estimates of future revenue and operating costs for PBA, each as prepared by PBA, upon the advice of PBA, Stern Brothers Valuation Advisors assumed that such projections and estimates have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of PBA's management as to the future performance of PBA, and that PBA will perform substantially in accordance with such projections and estimates.

In connection with rendering its opinion, Stern Brothers Valuation Advisors reviewed and analyzed certain information relating to PBA, including certain publicly available business and financial information relating to PBA, certain internal financial statements, asset valuations and related information of PBA prepared by the management of PBA and other financial and operating information concerning the business, assets and operations of PBA provided to Stern Brothers Valuation Advisors by the management of PBA, including, but not limited to, pro-forma financial and operating budgets, analyses, forecasts, and certain estimates of asset values prepared by PBA. Stern Brothers Valuation Advisors also discussed with members of the senior management of PBA the past and current business operations, financial condition and future prospects of the company, as well as other matters believed to be relevant to its analysis. Further, Stern Brothers Valuation Advisors considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that Stern Brothers Valuation Advisors deemed relevant to its analysis. Stern Brothers Valuation Advisors' opinion is based on market, economic and other conditions and circumstances involving PBA and its industry, as they existed on the date of its opinion and which, by necessity, can only be evaluated by Stern Brothers Valuation Advisors on that date. Stern Brothers Valuation Advisors assumed no responsibility to update or revise its opinion based upon events or circumstances occurring after the date thereof.

In conducting its review and arriving at its opinion, Stern Brothers Valuation Advisors relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or discussed with Stern Brothers Valuation Advisors by PBA or otherwise publicly available, and assumed that there were no material changes in PBA's business operations, financial condition, assets, liabilities or prospects since the respective dates of such information. Stern Brothers Valuation Advisors did not independently verify this information, nor did Stern Brothers Valuation Advisors have such information independently verified. Stern Brothers Valuation Advisors did not conduct a physical inspection of any of the assets or properties of PBA, nor did Stern Brothers Valuation Advisors make or obtain any independent evaluation or appraisals or any such assets or properties.

ADDITIONAL INFORMATION REGARDING THE REORGANIZATION

Schedule 13E-3

We have filed a Rule 13e-3 Reorganization Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reorganization. The Schedule 13E-3 contains additional information about the Company and the Reorganization. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested shareholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Donald E. Raby II at PBA, 1575 N. Universal Avenue, Kansas City, Missouri 64120, telephone (816) 245-5700.

Certain Relationships and Related Transactions

During the past two years our affiliates have not engaged in any material transactions involving PBA except to purchase goods and services from PBA as Members of PBA in the normal course of business.

We believe that all of the foregoing transactions were on terms no less favorable than would have been received at the time of the transaction if transacted with unaffiliated third parties. Any future transactions between PBA and its officers and directors, principal shareholders and affiliates, will be approved by a majority of the Board. These future transactions will be on terms no less favorable to PBA than could be obtained from unaffiliated third parties.

Security Ownership of Certain Beneficial Owners and Management

                                                                                            Percent of Preferred
                                             Number of Shares of                             Stock Outstanding
                                                Common Stock         Percent of Common           after the
Name and Address of Beneficial Owner (1)     Beneficially Owned      Stock Outstanding         Reorganization
----------------------------------------     ------------------      ----------------       ---------------------
Michael Burns . . . . . . . . . . . . . .            204                    2.14                   3.40%

Nick Smock . . . . . . . . . . . . . . .              1                      *                       0%

Donald Raby . . . . . . . . . . . . . . .             1                      *                       0%

Gene Forrester . . . . . . . . . . . . .             88                      *                     1.40%

James Erickson . . . . . . . . . . . . .             436                   4.58 %                  7.40%

Charles Miller . . . . . . . . . . . . .             28                      *                      .40%

John Raniero . . . . . . . . . . . . . .             64                      *                     1.00%

Phil Rozell . . . . . . . . . . . . . . .            48                      *                      .80%

Quincy Stephenson . . . . . . . . . . . .            20                      *                      .30%

Carlos Solis . . . . . . . . . . . . . .              4                      *                       0%

David Dubose . . . . . . . . . . . . . .             20                      *                      .30%

Clark Balcom . . . . . . . . . . . . . .              1                      *                       0%

Robert Breaman . . . . . . . . . . . . .              1                      *                       0%

All of our directors and executive
officers as a group (13 persons) . . . .             922                   9.60%                   15.20%


---------------------------------
*    Less than 1%.

(1) The address for each of these shareholders is c/o Pharmacy Buying Association, Inc., 1575 N. Universal Avenue, Suite 100, Kansas City, Missouri 64120.

(2)  Based on 7,338 shares of common stock outstanding as of September 30, 2003.

Market  for  Common  Stock

Our Common Stock is not traded on any market. Rather, the only market for our shares has been the purchase by PBA from its shareholder at a price based on book value. The following table lists high and low sales prices of our Common Stock for the periods indicated.

                                  COMMON STOCK

PERIOD                               HIGH                            LOW

1st Quarter 2001                     $ 325                           $250
2nd Quarter 2001                     $ 325                           $325
3rd Quarter 2001                     $ 325                           $325
4th Quarter 2001                     $ 325                           $325



                                  COMMON STOCK

PERIOD                               HIGH                            LOW

1st Quarter 2002                     $ 325                           $325
2nd Quarter 2002                     $ 446                           $446
3rd Quarter 2002                     $ 490                           $446
4th Quarter 2002                     $ 567                           $490



                                  COMMON STOCK

PERIOD                               HIGH                            LOW

1st Quarter 2003                     $ 584                           $567
2nd Quarter 2003                     $ 584                           $584
3rd Quarter
through September 30, 2003           $ 584                           $584


As of September 30, 2003 there were approximately 536 holders of record of our Common Stock and approximately 0 beneficial owners.

Dividend  Policy

PBA has never paid any cash dividends and anticipates that, except as described in "ADDITIONAL INFORMATION REGARDING THE REORGANIZATION" AND "CHANGES IN MANAGEMENT TEAM AND CONDUCT OF THE BUSINESS AFTER THE REORGANIZATION," for the foreseeable future all earnings, if any, will be retained to finance growth and to meet working capital requirements or distributed to our Members who purchase goods and services from us in the form of patronage rebates.

SELECTED HISTORICAL FINANCIAL DATA

Financial  Statements

Our audited financial statements for our last two fiscal years are included in our annual report on Form 10-K which accompany this proxy statement and our unaudited balance sheets, comparative year-to-date income statements and related earnings per share data, statements of cash flows and comprehensive income for the nine months ended September 30, 2003 are included in our quarterly report on Form 10-Q, as amended, that accompanies this proxy statement.

Book  Value  Per  Share

Our book value per share of our Common Stock at September 30, 2003, was $710.

ITEM 2.    OTHER  BUSINESS

Management does not intend to bring any other business before the Special Meeting and has not been informed that any other matters are to be presented by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that our Board of Directors does not know are to be presented by others.

WHERE YOU CAN FIND MORE INFORMATION

We file special, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You may request a copy of any of our filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:

                        Pharmacy Buying Association, Inc.
                          Attention: Donald E. Raby II
                        Pharmacy Buying Association, Inc.
                       1575 N. Universal Avenue, Suite 100
                           Kansas City, Missouri 64120
                                 (816) 245-5700

SHAREHOLDER PROPOSALS

If the Reorganization is not approved, PBA plans to hold its 2004 annual meeting of shareholders in August 2004. Any shareholder who wishes to present a proposal for inclusion in the proxy materials for PBA's 2004 annual meeting must submit the proposal to PBA by not later than March 22, 2004. Shareholder proposals that do not appear in the proxy statement may be considered at the 2004 annual meeting of the shareholders only if written notice of the proposal is received by not later than March 22, 2004, assuming the Company remains subject to the reporting requirements of the Exchange Act. Any shareholder proposals are subject to the requirement of the proxy rules adopted under the Exchange Act.

                                   Appendix A
                                   ----------

                                                               STATE OF MISSOURI
                                                  Matt Blunt, Secretary of State

                                                              Corporate Division
                                         P.O. Box 778/600 W. Main Street, Rm 322
                                                        Jefferson City, MO 65102



                     Amendment of Articles of Incorporation
                         (To be submitted in duplicate)



Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:


1.   The present name of the Corporation is

     Pharmacy Buying Association, Inc.
     ---------------------------------------------------------------------------

     The name under which it was originally organized was

     Pharmacy Buying Association, Inc.
     ---------------------------------------------------------------------------



2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on

     _____________, 2004
     ---------------------------------------------------------------------------
                                   month/day/year

3.   Article Number   III      is amended to read as follows:
                   ----------

     See Attachment A.



       (If more than one article is to be amended or more space is needed attach additional pages)

4.   Of the   7,338   shares outstanding,    536   of such shares were entitled
     to vote on such amendment.

     The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

             Class                                 Number of Outstanding Shares

         Common Stock                                7,338 (536 of which were
                                                        entitled to vote)


5.   The number of shares voted for and against the amendment was as follows:

             Class                No. Voted For         No. Voted Against

         Common Stock                XXXX                      XXXX


6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:


     $510,000


     If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

     N/A


7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

     See Attachment A.

IN WITNESS WHEREOF, the undersigned,               President
                                     -------------------------------------------
                                                   President or

                                           has executed  this instrument and its
-----------------------------------------
           Vice President

              Secretary                had affixed its corporate seal hereto and
--------------------------------------
   Secretary or Assistant Secretary

attested said seal on
                      ----------------------------------------------------------
                                             month/day/year


                Place
            CORPORATE SEAL
                 Here
      (If no seal, state "None.")

                  "NONE"
                                          Pharmacy Buying Association, Inc.
                                      ------------------------------------------
                                                  Name of Corporation

ATTEST:

                                       By
----------------------------------        --------------------------------------
Donald E. Raby II, Secretary              Nick R. Smock, President and
                                          Chief Executive Officer


State of                              )
         -----------------------------
County of                             )
         -----------------------------

         I, __________________________, A Notary Public, do hereby certify that

on                   personally appeared before me          Nick R. Smock
   -----------------                               -----------------------------
    month/day/year

--------------------------------------------------------------------------------

who, being by me first duly sworn, declared that he/she is the   President/CEO
                                                               -----------------

of                      Pharmacy Buying Association, Inc.
  ------------------------------------------------------------------------------

that he/she signed the foregoing documents as      President/CEO        of the
                                              -------------------------

corporation, and that the statements therein contained are true.

   (Notarial Seal or Stamp)
                                      ------------------------------------------
                                                    Notary Public

                                      My commission expires
                                                             -------------------
                                      My County of Commission
                                                             -------------------

                                  Attachment A


                     Amendment to Articles of Incorporation

                                   ARTICLE III


      The Corporation is authorized to issue two classes of shares to be designated Membership Common and Preferred Stock, respectively. The Corporation is authorized to issue 1,000,000 shares of Membership Common, $0.01 par value (the "Membership Common"), and 50,000 shares of preferred stock, $10.00 par value (the "Preferred Stock"). The capital stock of the Corporation upon issuance in accordance with this Article III will be fully-paid and non-assessable.

      At the time of the filing of this Amendment to the Articles of Incorporation of the Corporation (the "Articles of Incorporation") with the Secretary of State of the State of Missouri (the "Effective Date"), each five
(5) shares of Common Stock of the Corporation (the "Pre-Conversion Shares"), either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Date shall automatically, without any action on the part of the respective holders thereof, be reclassified and changed (the "Conversion") into one (1) fully-paid and non-assessable share of Series A Preferred (as defined below) (the "Post-Conversion Shares"), and each stock certificate that, immediately prior to the Effective Date, represented Pre-Conversion Shares shall, from and after the Effective Date, and without the necessity of presenting the same for exchange, represent such number of Post-Conversion Shares, whether or not any or all of the certificates for shares of Pre-Conversion Stock, dated prior to the Effective Date shall have been surrendered or new certificates evidencing Post-Conversion Shares have been issued. Notwithstanding the foregoing, no fraction of a share of Post-Conversion Shares shall be issued to any shareholder by virtue of the Conversion, but in lieu thereof, each holder of Pre-Conversion Shares who would otherwise be entitled to a fraction of a single Post-Conversion Share (after aggregating all fractional shares of Post-Conversion Shares to be received by such holder) shall receive from the Corporation a cash payment on the basis of the sum of $710 per Pre-Conversion Share.


      The relative rights, preferences and limitations of the shares of each class, shall be as follows:

                                    SECTION I
                                Preferred Shares

      1. Designation of Preferred Series. The Preferred Stock authorized by these Articles of Incorporation shall be issued from time to time in series. Except with respect to the shares of its Preferred Stock designated as Series A Preferred (as defined below) and subject to the limitations contained in this
Article III (including, specifically paragraph 8.2 below), the board of directors is authorized to determine and alter preferences, privileges and restrictions granted to, and imposed upon, any series of Preferred Stock with respect to any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series) the shares of any series subsequent to the issue of shares of that series; provided that, the number of shares of Series A Preferred may not be increased or decreased without the affirmative vote of over fifty percent (50%) of the holders of such shares of Series A Preferred then outstanding. Such board of directors resolutions shall be filed with the Secretary of the State of Missouri as required by law.

            1.1 Specific Designation Preferred. There is hereby initially designated one series of Senior Non-Convertible Preferred Stock, such series being the Series A Preferred Stock, par value $10.00 (herein referred to as the "Series A Preferred"). The number of shares constituting the Series A Preferred shall be 2,000.

      2.    Dividends.

            2.1 Right to Dividends. Subject to paragraph 2.2 immediately below, the holders of the Preferred Stock shall be entitled to receive out of any funds of the Corporation at the time legally available for the declaration of dividends, as and when declared by the Board of Directors, cumulative preferential dividends, at the rate of 25% times 1.50% ("Percentage Rate") above the higher of the 1 year or 10 year constant maturity treasury rate as published by the Federal Reserve Bank of Kansas City ("CMT Rate") as of the first day of each quarter times $3,550 per share. The Percentage Rate of 1.5% shall be increased to 2.5% as of April 1, 2009, 3.5% as of April 1, 2014, and 4.5% as of 2019. Notwithstanding the foregoing, the amount of 25% times the Percentage Rate above the CMT rate shall not exceed 3% per quarter or be less than 1% per quarter (the "Collar"). Such dividends are cumulative from and after the date of issuance of such shares (the "Preferential Dividends"). Preferential Dividends shall be payable in cash or cumulate quarterly on March 31, June 30, September 30 and December 31 of each year. .

            2.2 Junior Securities. No cash dividends shall be paid on any share of capital stock of the Corporation which is junior to the Series A Preferred with respect to redemption rights, liquidation preference or otherwise, including the Membership Common (collectively, the "Junior Securities"), unless and until all accrued and unpaid Preferential Dividends on the Series A Preferred have been paid to the holders of the Series A Preferred.

      3.    Liquidation Rights.

            3.1 Preferred Stock. If the Corporation shall be liquidated, dissolved or wound up, the holders of the then outstanding Series A Preferred shall have a preference against the assets of the Corporation available for distribution to the holders of the Corporation's Junior Securities, whether now or hereafter authorized, including Membership Common, equal to three thousand five hundred fifty dollars ($3,550) per share plus all accrued and unpaid Preferential Dividends (the "Preferential Value"). If the assets of the Corporation are insufficient to permit the payment of the full Preferential Value to the holders of Series A Preferred, then the entire assets of the Corporation shall be distributed ratably among the holders of Series A Preferred up to the full amount of the Preferential Value then due on the Series A Preferred.

            3.2 Junior Securities. After distribution of the Preferential Value payable on the Series A Preferred (and any other shares of Preferred Stock of the Corporation outstanding) any remaining assets of the Corporation shall be distributed among the holders of the Junior Securities, consistent with the liquidation preferences, if any, attributable to such Junior Securities.

            3.3 Liquidation Preference Event. The (i) transfer or other conveyance in any transaction or series of related transactions of all or substantially all of the Corporation's assets (or the assets of any subsidiary if such subsidiary would meet the definition of "Significant Subsidiary" as such term is defined in Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission, hereinafter a "Subsidiary"), (ii) consolidation or merger of the Corporation or any Subsidiary with any other entity (except for a Permitted Acquisition Transaction (as defined below)), or (iii) reclassification, or other change of any stock, or any recapitalization of the Corporation or any Subsidiary which adversely affects the Series A Preferred, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this paragraph 3 and the holders of the Series A Preferred shall, at their option, immediately be entitled to receive the Preferential Value in exchange for their shares of Series A Preferred.

      For purposes of this paragraph 3.3, a "Permitted Acquisition Transaction" is the merger or consolidation of the Corporation or a sale of all or substantially all of the assets of the Corporation which (i) is approved by at least a majority of the members of Corporation's board of directors; (ii) involves the issuance of voting securities of the acquiring corporation (or its affiliate) to the Corporation or to the holders of the Membership Common and
(iii) results in the survival of or express assumption by the corporation which issues the voting securities pursuant to clause (ii) immediately above (the "Surviving Corporation") of all provisions in these Articles of Incorporation relating to and governing the Series A Preferred.

      4.    Redemption or Exchange.

            4.1 Restrictions on Redemption, Exchange, etc. The Corporation shall have the right to purchase, call, redeem, exchange or otherwise acquire for value any or all of the shares of Series A Preferred from any holder of the Series A Preferred.

            4.2 Exchange of Series A Preferred. The Corporation may, at its option, elect to exchange each share of outstanding Series A Preferred, in whole or in part, for three thousand five hundred fifty dollars ($3,550) per share plus all accrued plus unpaid Preferential Dividends owing to each holder of the Series A Preferred, in exchange for cash or Senior Subordinated Notes of the Corporation (the "Notes") or both.

            4.3 Form and Terms of Notes. The Notes, if issued upon exchange for the Series A Preferred, shall (i) bear interest at the Prime Rate plus 1% as set forth in the Midwestern Edition of the Wall Street Journal as of the Redemption Date, with such interest being payable as of each anniversary of the Redemption Date, (ii) amortize principal on a ten (10) year basis commencing as of each anniversary following the third anniversary of the date of the Redemption Date and (iii) mature, with all unpaid principal and interest thereon being immediately due and payable, on the tenth anniversary of the Redemption Date.

            4.4 Exchange Notice. In the event the Corporation exercises its option to exchange the shares of Series A Preferred for cash, Notes or both pursuant to this paragraph 4, then the Corporation shall at least 30 calendar days prior to the Exchange Date mail written notice (the "Exchange Notice"), postage prepaid, to the holder of record of Series A Preferred for which the Corporation has elected to redeem the holder's Series A Preferred shares at the address last shown on the records of the Corporation for such holder. The Exchange Notice shall state:

      (i) That all or part of the holder's shares of Series A Preferred are to be exchanged for cash, Notes or a combination of both pursuant to these Articles of Incorporation; and

      (ii) The time and date ("Exchange Date"), manner in and place at, which the holders of the Series A Preferred are to surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred to be exchanged on the Exchange Date.

            The exchange of Notes for shares of Series A Preferred shall be deemed to automatically occur on the Exchange Date as set forth in the Exchange Notice, notwithstanding the fact that any surrender or exchange in accordance with the Exchange Notice is subsequently determined to be incomplete.

            4.5 Surrender of Stock. On the Exchange Date, each holder of Series A Preferred who has received an Exchange Notice shall surrender the certificate or certificates representing such shares of Series A Preferred to the Corporation in the manner and at the place designated in the Exchange Notice, and thereupon the cash or Notes (or a combination of both at the option of the Corporation) shall be paid or issued in the name and to the order of the person (defined for purposes of this Article III as any individual, corporation, limited liability company, partnership, trust, unincorporated association, or other legal entity) whose name appears on such certificate or certificates of Series A Preferred so surrendered as the owner thereof, and each surrendered Series A Preferred certificate shall be canceled and retired.

            4.6 Deposit of Notes and Cash. With respect to any shares of Series A Preferred not surrendered on the Exchange Date, the Corporation shall on such Exchange Date deposit the cash and/or Notes relating to such shares with the treasurer of the Corporation to be held in trust, with instructions and authority to the treasurer of the Corporation to issue the cash and/or Notes after the Exchange Date to the holder of the Series A Preferred upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holder, and from and after the Exchange Date the shares of Series A Preferred owned by the holder shall be deemed to be exchanged and no longer outstanding, and the holder thereof shall cease to be a stockholder with respect to such shares and shall have no rights with respect thereto, except the right to receive from the treasurer of the Corporation the cash and/or the issuance of the Notes upon surrender of their certificates therefore.

      5. Conversion of Series A Preferred. The holders of the Series A Preferred shall have no conversion rights.

      6. Voting Rights. The holders of Series A Preferred shall have no voting rights except as set forth herein and shall not be entitled to notice of or attend any meeting of the other shareholders of the Corporation.

      7. Preemptive Rights. No holder of shares of any series of preferred shares, as such, including holders of the Series A Preferred, shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of shares, or securities convertible into shares of any kind whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

      8.    Covenants.

            8.1 No Impairment. So long as the Series A Preferred shall be outstanding, the Corporation shall at all times in good faith assist in carrying out all of the terms of these Articles of Incorporation and shall not amend the Articles of Incorporation or participate in any action or engage in any transaction, for the purpose of avoiding or seeking to avoid the observance or performance of, any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of the Series A Preferred from impairment.

            8.2 Capitalization. The Corporation shall not, without the prior approval of the holders of not less 50% of the outstanding shares of the Series A Preferred:

            (i) Amend or repeal any provision of, or add any provision to the Corporation's Articles of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers (including the Conversion Price of the Series A Preferred) of, or the restrictions provided for the benefit of, the holders of the shares of the Series A Preferred;

            (ii) Issue capital stock or convertible securities of any class which is preferred or has priority over or parity with the Series A Preferred with respect to dividends, redemption rights, liquidation preference or otherwise; or

            (iii) Redeem or repurchase any Junior Securities, except for repurchases of Membership Common held by members of the Corporation purchasing goods and services from the Corporation pursuant to agreements providing for repurchase of such securities upon certain events, including the termination of membership in the Corporation.

            8.3 Notices. Any notice required by the provisions hereof to be given to the holders of shares of the Series A Preferred shall be delivered either by (i) certified or registered United States mail, return receipt requested, postage prepaid, and addressed to each holder of record at the address of such holder appearing on the books of the Corporation or (ii) facsimile to such facsimile number as provided by an authorized representative of each holder of the Series A Preferred and with a confirmed receipt thereof by such representative. No notice hereunder shall be effective until the actual receipt thereof by the holders of the Series A Preferred.


                                   SECTION II
                                MEMBERSHIP COMMON

      1. Voting. The holders of the Membership Common shall be entitled to vote at all meetings (or consent to actions in lieu of meetings) of the shareholders of the Corporation, or otherwise, in respect to any matter upon which the vote, or the consent in lieu of voting, of the shareholders is taken or required, including without limitaiton, the election of directors or the amendment to these Articles of Incorporation. Each share of Membership Common shall entitle the holder thereof to one vote.

      2. Qualifications. The issuance and sale of each share of Membership Common will be incident to being a Member. One share (and one share only) of Membership Common will be issued and sold to, and be held in the name of, a natural person or entity which owns an independent pharmacy which buys goods and services from or through the Company and becomes a Member of the Company. Every natural person or entity owning an independent pharmacy which buys goods and services from or through the Company will be required to purchase a single share of Membership Common. Only a natural person or an entity which owns an independent pharmacy (as determined by rules and regulations adopted by the Board of Directors of the Company) will be entitled to become a Member and purchase a share of Membership Common. If a Member owns multiple pharmacy locations, such Member may only own one share of Membership Common and shall be entitled to only one vote per share.

      3. Amount and Terms of Purchase. The purchase price for each share of Membership Common shall be an amount and upon such terms and conditions as determined by the Board of Directors of the Corporation.

      4. Par Value. The par value of each share of Membership Common will be one cent ($0.01) per share.

      5.    Dividends. No dividends will be payable on the Membership Common.

      6. Transferability. The shares of the Membership Common will not be transferable by a holder and holders will not be entitled to pledge or hypothecate their shares of Membership Common.

      7. Redemption of Shares. The Corporation will be required to redeem shares of Membership Common held by Members who cease to be a Member of the Corporation pursuant to rules and regulations promulgated by the Board of Directors of the Corporation for the consideration paid for such shares by such holder to the Corporation.

      8. Patronage Rebates. A Member holding a share Membership Common will be entitled to receive patronage rebates in amounts determined by the Board based solely upon the purchases of goods and services made by such Member from or through the Corporation;

      9. Liquidation of Corporation. Upon liquidation of the Corporation, any remaining proceeds, after payment of the Preferential Value due to the holders of the Preferred Stock and repayment of the purchase price for Membership Common paid by Members, will be distributed to all individuals or entities which own an independent pharmacy (as determined by rules and regulations adopted by the Board of Directors of the Corporation) that were Members during the prior six-year period based on their patronage over that period upon such rules and regulations adopted by the Board of Directors of the Corporation.

      10. Preemptive Rights. No holder of shares of Membership Common, as such, shall be entitled as a matter of right to subscribe for, or purchase, any part of any new or additional issue of shares, or securities convertible into shares of any kind whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

                                                                     Appendix B



STERN BROTHERS VALUATION ADVISORS, INC.
___________________________
___________________________
KANSAS CITY, MISSOURI __________
OFFICE: (___) ___-____ FACSIMILE: (___) ___-____

                        PHARMACY BUYING ASSOCIATION, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                COMPANY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                              ON ____________, 2004

The undersigned, hereby revoking all prior proxies, hereby appoints Mr. Nick Smock and Mr. Michael Burns, and each of them individually, as proxies with full power of substitution, to vote for me, at the Special Meeting of Shareholders of PHARMACY BUYING ASSOCIATION, INC. to be held at 7:00 p.m., Kansas City, Missouri , on ____________, 2004 at the offices of the Company located at 1575 N. Universal Avenue, Suite 100, Kansas City, Missouri 64120, or at any adjournment(s) or postponement(s) thereof, on all matters coming before said meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL AS STATED BELOW AND, UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PROPOSAL: TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REORGANIZATION, INCLUDING (i) THE CONVERSION OF EACH FIVE (5) SHARES OF COMMON STOCK INTO ONE (1) SHARE OF A NEWLY-AUTHORIZED CLASS OF NON-VOTING PREFERRED STOCK, FOLLOWING WHICH HOLDERS SHAREHOLDERS WILL BE PAID $710 PER PRE-CONVERSION SHARE IN LIEU OF THE ISSUANCE OF ANY FRACTIONAL SHARES THAT WOULD OTHERWISE RESULT FROM THE CONVERSION; AND (ii) THE AUTHORIZATION OF A NEW CLASS OF COMMON STOCK, DESIGNATED "MEMBERSHIP COMMON," OWNERSHIP OF WHICH WILL BE INCIDENT TO BEING A MEMBER OF THE COMPANY.

          |_| For              |_| Against             |_| Abstain

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, the proxy statement furnished with the notice, our 2002 Annual Report on Form 10-K and our quarterly report on Form 10-Q for the three months ended September 30, 2003.


Dated:  __________,  2004                   ____________________________
                                            Shareholder's Signature


                                            ____________________________
                                            Signature if held jointly

(Please sign exactly as your name appears on this card. For joint accounts, each joint owner should sign. Executors, administrators, trustees, etc., should also so indicate when signing.)

         PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
              BY FAXING IT TO THE SECRETARY OF THE CORPORATION AT
          (816) 245-5702 OR MAIL IT TO US USING THE ENCLOSED ENVELOPE.